Exhibit 99.1



ITEM 6.   SELECTED FINANCIAL DATA

As more fully described in the accompanying Current Report on Form 8-K and the Notes to the Consolidated Financial Statements in Item 15(a) herein, this
Exhibit 99.1 updates Items 6, 7, 7A, 8 and 15(a) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 to reflect the retrospective application of EITF 04-5 and the reclassification of certain properties as discontinued operations.

The following table sets forth, on a historical basis, our selected financial data. This information should be read in conjunction with our audited consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this Form 10-K.


                                                                              Retrospectively Adjusted
                                                                            Years ended December 31,
                                                         2005         2004         2003         2002         2001
                                                         ----         ----         -----        ----         ----
OPERATING DATA:
Revenues                                              $ 100,806    $  87,082    $  82,791    $  57,803    $  49,030
Operating expenses                                       41,642       36,135       34,530       26,403       24,749
Interest expense                                         18,804       16,687       15,573        8,679        9,037
Depreciation and amortization                            25,905       22,781       23,672       12,441       11,232
Abandoned project costs                                    --           --           --            274         --
Gain in sale of land                                       --            932        1,187        1,530         --
Equity in earnings of unconsolidated partnerships        21,280          513          985          542          518
Minority interest                                       (13,952)      (1,466)      (4,899)      (1,686)        (840)
Income taxes                                             (2,140)        --           --           --           --
                                                      ---------    ---------    ---------    ---------    ---------
Income from continuing operations                        19,643       11,458        6,289       10,392        3,690
Income from discontinued operations                         983        8,127        1,564        9,007        6,261
                                                      ---------    ---------    ---------    ---------    ---------
Income before cumulative effect of
   a change in accounting principle                      20,626       19,585        7,853       19,399        9,951
Cumulative effect of a change in
   accounting principle                                    --           --           --           --           (149)
                                                      ---------    ---------    ---------    ---------    ---------
Net income                                            $  20,626    $  19,585    $   7,853    $  19,399    $   9,802
                                                      =========    =========    =========    =========    =========
Basic earnings per share:
Income from continuing operations                     $    0.62    $    0.39    $    0.24    $    0.41    $    0.14
Income from discontinued operations                        0.03         0.28         0.06         0.36         0.22
Cumulative effect of a change in
   accounting principle                                    --           --           --           --          (0.01)
                                                      ---------    ---------    ---------    ---------    ---------
Basic earnings per share                              $    0.65    $    0.67    $    0.30    $    0.77    $    0.35
                                                      =========    =========    =========    =========    =========
Diluted earnings per share:
Income from continuing operations                     $    0.61    $    0.38    $    0.23    $    0.41    $    0.14
Income from discontinued operations                        0.03         0.27         0.06         0.35         0.22
Cumulative effect of a change in accounting
   principle                                               --           --           --           --          (0.01
                                                      ---------    ---------    ---------    ---------    ---------
Diluted earnings per share                            $    0.64    $    0.65    $    0.29    $    0.76    $    0.35
                                                      =========    =========    =========    =========    =========
Weighted average number of Common
   Shares outstanding
      - basic                                            31,949       29,341       26,640       25,321       28,313
      - diluted (1)                                      32,214       29,912       27,232       25,806         --
Cash dividends declared per Common Share              $  0.7025    $  0.6525    $   0.595    $    0.52    $    0.48
BALANCE SHEET DATA:
   Real estate before accumulated
      depreciation                                    $ 709,906    $ 599,558    $ 541,892    $ 375,149    $ 331,397
   Total assets                                         841,591      636,731      556,278      422,034      494,015
   Total mortgage indebtedness                          386,600      271,571      277,817      173,074      161,609
   Minority interest in Operating  Partnership            9,204        6,893        7,875       22,745       37,387
   Minority interests in partially-owned affiliates     137,086       75,244       37,681       12,611        1,355
   Total equity                                         220,576      216,924      169,734      161,323      179,098
OTHER:
   Funds from Operations (2)                          $  35,842    $  30,004    $  27,664    $  30,162    $  13,487
   Cash flows provided by (used in):
      Operating activities                               50,239       33,885       31,031       29,422       31,204
      Investing activities                             (135,470)     (72,860)     (76,552)      31,855       20,925
      Financing activities                              159,425       40,050       15,454      (50,215)     (40,085)

Notes:
(1) For 2001,  the weighted  average  number of shares  outstanding on a diluted basis is not presented as the inclusion of additional shares was anti-dilutive.
(2) The  Company  considers  funds  from  operations  ("FFO")  as defined by the
    National Association of Real Estate Investment Trusts ("NAREIT") to be an appropriate supplemental disclosure of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO is presented to assist investors in analyzing the performance of the Company. It is helpful as it excludes various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property and depreciation and amortization. However, the Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REIT's. FFO does not represent cash generated from operations as defined by generally accepted accounting principles ("GAAP") and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company's performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. See Management's Discussion and Analysis of Financial Condition and Results of Operations - Funds from Operations for the reconciliation of net income to FFO.

ITEM 7. MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements (including the related notes thereto) appearing elsewhere in this Form 10-K. Certain statements contained in this Annual Report on Form 10-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to those set forth under the heading "Risk Factors" in this Annual Report on Form 10-K. These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference herein.

OVERVIEW

We currently operate 73 properties, which we own or have an ownership interest in, consisting of 71 neighborhood and community shopping centers and two multi-family properties, which are located primarily in the Northeast, Mid-Atlantic and Midwestern regions of the United States. We receive income primarily from the rental revenue from our properties, including recoveries from tenants, offset by operating and overhead expenses.

We focus on three primary areas in executing our business plan as follows:

     - Focus on maximizing the return on our existing portfolio through leasing and property redevelopment activities. Our redevelopment program is a significant and ongoing component of managing our existing portfolio and focuses on selecting well-located neighborhood and community shopping centers and creating significant value through re-tenanting and property redevelopment.

     - Pursue above-average returns through a disciplined and opportunistic acquisition program. The primary conduits for our acquisition program are through our existing acquisition joint venture, Acadia Strategic Opportunity Fund II, LLC ("Fund II"), as well as the Retailer Controlled Property Venture ("RCP Venture") established to invest in surplus or underutilized properties owned or controlled by retailers and the New York Urban Infill Redevelopment initiative which focuses on investing in redevelopment projects in urban, dense areas where retail tenant demand has effectively surpassed the supply of available sites.

     - Maintain a strong balance sheet, which provides us with the financial flexibility to fund both property redevelopment and acquisition opportunities.

RESULTS OF OPERATION

Comparison of the year ended December 31, 2005 ("2005") to the year ended December 31, 2004 ("2004")


                                                                                        Change
Revenues:                              2005                   2004                  $            %
                                 -----------------       ----------------      ------------ -------------
Minimum                          $      75.4             $      68.9           $    6.5          9%
rents
Percentage rents                         1.3                    1.3                  --          --
Expense reimbursements                  14.9                    13.3                1.6         12%
Other property income                    2.3                    0.8                 1.5         188%
Management fee income                    3.6                    1.3                 2.3         177%
Interest income                          3.3                    1.3                 2.0         154%
Other                                     -                     0.2                (0.2)       (100)%
                                    --------------          -------------         --------- -------------
Total revenues                   $      100.8            $      87.1           $    13.7        16%
                                    ==============          =============         ========= =============

Minimum rents within our Funds I and II ("Funds") increased $4.6 million primarily a result of minimum rents from properties we acquired through the Funds during 2004 and 2005 ("2004/2005 Fund Acquisitions") as discussed in "LIQUIDITY AND CAPITAL RESOURCES" in Item 7 of this Form 10K. $1.9 million of the increase in minimum rents was attributable to additional rents following our purchase of Amboy Road shopping center in July 2005, re-tenanting activities as well as increased occupancy across the remaining balance of our portfolio.

Tenant expense reimbursements within our Funds increased $0.9 million primarily a result of our 2004/2005 Fund Acquisitions. Real estate tax reimbursements within the balance of the portfolio increased $0.5 million primarily as a result of general increases in real estate taxes as well as re-tenanting activities. CAM expense reimbursements within the balance of our portfolio increased $0.5 million as a result of increased tenant reimbursements of higher snow removal costs in 2005.

Management fee income increased primarily as a result of management fees earned related to our acquisition of certain management contract rights in January 2004 and February 2005.

The increase in interest income was a combination of additional interest income earned on our notes receivable originated in 2004 and 2005 and additional interest income earned following our preferred equity investment in Levitz in 2005.

                                                                                            Change
                                                                                    ------------------------
   Operating Expenses:                              2005              2004               $            %
                                               ---------------    -------------     ------------- ----------
   Property operating                           $     16.1        $    17.0         $    (0.9)      (5)%
   Real estate taxes                                  9.4               8.2               1.2        15%
   General and administrative                         16.1             10.9               5.2        48%
   Depreciation and amortization                      25.9             22.8               3.1        14%
                                                   -----------       ----------        ---------- ----------
   Total operating expenses                     $     67.5        $    58.9         $     8.6        15%
                                                   ===========       ==========        ========== ==========

Property operating expenses within our Funds decreased $0.6 million primarily as a result of the reduction in the allowance for doubtful accounts as a result of the recovery of amounts due from Penn Traffic following its bankruptcy and the partial recovery of previous years CAM billings previously disputed by tenants. The decrease in property operating expenses within our remaining portfolio was primarily a result of our recovery of $0.5 million in 2005 related to the settlement of our insurance claim in connection with the flood damage incurred at Mark Plaza. A non-recurring charge of approximately $0.7 million related to this flood damage was recorded in 2004. This decrease was partially offset by higher snow removal costs in 2005.

Real estate taxes increased $0.8 million within our Funds primarily as a result of our 2004/2005 Fund Acquisitions. General increases in real estate taxes due to increases in assessments and tax rates were also experienced across our remaining portfolio.

The increase in general and administrative expense was attributable to increased compensation expense and other overhead expenses following the expansion of our infrastructure related to increased investment activity in fund assets and asset management services.

The $1.9 million increase in depreciation and amortization expense in 2005 within our Funds was primarily attributable to our 2004/2005 Fund Acquisitions. Within the balance of our portfolio, depreciation expense increased $0.3 million primarily related to capitalized tenant installation costs in 2004 and 2005. Amortization expense increased primarily as a result of the write-off of acquisition costs totaling $0.5 million allocable to specific Klaff management contracts following the disposition of the related assets.


                                                                                                 Change
                                                                                         ------------------------
Other:                                                       2005            2004            $            %
                                                         -------------    -----------    ----------- ------------
Equity in earnings of unconsolidated partnerships        $    21.3        $    0.5       $   20.8       4160%
Interest Expense                                             (18.8)          (16.7)          (2.1)      (13)%
Gain on Sale                                                    -              0.9           (0.9)     (100)%
Minority Interest                                            (14.0)           (1.4)         (12.6)     (900)%
Income Taxes                                                  (2.1)             -            (2.1)       --
Income from discontinued operations                            1.0             8.1           (7.1)      (88)%

Equity in earnings of unconsolidated partnerships increased primarily as a result of our share of gain from the sale of certain Mervyn's locations.

The increase in interest expense was primarily attributable to our Fund Acquisitions and higher average interest rates on the portfolio mortgage debt in 2005.

The gain on sale of land in 2004 was related to a prior year sale of a contract to purchase land to the Target Corporation. We received additional sales proceeds of $0.9 million which were being held in escrow pending the completion of certain site work by the buyer. Of these proceeds, $0.5 million were distributed to our joint venture partner in the sale and are a component of minority interest in the accompanying financial statements.

Income taxes in 2005 relate to our share of the income taxes on gain from the sale of certain Mervyn's locations during the third and fourth quarters of 2005.

Income (loss) from discontinued operations represents activity related to properties sold during 2004 and 2005 as well as property held for sale subsequent to 2005.

Comparison of the year ended December 31, 2004 ("2004") to the year ended December 31, 2003 ("2003")


                                                                                        Change
Revenues:                              2004                   2003                  $            %
                                 -----------------       ----------------      ------------ -------------
Minimum                          $      68.9             $      64.4           $    4.5          7%
rents
Percentage rents                         1.3                    1.1                 0.2         18%
Expense reimbursements                  13.3                    14.1               (0.8)        (6%)
Other property income                    0.8                    0.9                (0.1)       (11%)
Management fee Income                    1.3                    0.3                 1.0         333%
Interest income                          1.3                    0.8                 0.5         63%
Other                                    0.2                    1.2                (1.0)       (83%)
                                    --------------          -------------         --------- -------------
Total revenues                   $      87.1             $      82.8           $    4.3          5%
                                    ==============          =============         ========= =============

Minimum rents within our Funds increased $2.0 million primarily from properties we acquired through the Funds during 2003 and 2004 ("2003/2004 Fund Acquisitions") as discussed in "LIQUIDITY AND CAPITAL RESOURCES" in Item 7 of this Form 10K. $2.4 million of the increase in minimum rents was attributable to an increase in rents following our redevelopment of the Gateway shopping center in 2003 and an increase in rents from re-tenanting activities as well as increased occupancy across the balance of our portfolio.

Expense reimbursement from tenants within Fund I decreased $0.6 million primarily as a result of a decrease in reimbursable expenses at the Brandywine Portfolio. Real estate tax reimbursements increased $0.1 million within the balance of our portfolio primarily as a result of general increases in real estate taxes as well as re-tenanting activities. CAM expense reimbursements decreased $0.3 million within the balance of our portfolio primarily from a decrease in tenant reimbursable snow removal costs in 2004 offset by increased overall tenant reimbursements as a result of increased occupancy within the portfolio.

Management fee income increased as a result of asset management fees earned related to our acquisition of certain management contract rights in 2004.

Other income decreased primarily due to a lump sum additional rent payment of $1.2 million received from a former tenant during 2003 in connection with the re-anchoring of Branch Plaza.


                                                                                            Change
                                                                                    ------------------------
   Operating Expenses:                              2004              2003               $            %
                                               ---------------    -------------     ------------- ----------
   Property operating                           $     17.0        $    16.1         $     0.9        6%
   Real estate taxes                                  8.2               7.6               0.6        8%
   General and administrative                         10.9             10.8               0.1        1%
   Depreciation and amortization                      22.8             23.7              (0.9)      (4%)
                                                   -----------       ----------        ---------- ----------
   Total operating expenses                     $     58.9        $    58.2         $     0.7        1%
                                                   ===========       ==========        ========== ==========

Property operating expenses increased $0.8 million within our Funds primarily due to our 2003/2004 Fund Acquisitions. Property operating expenses increased $0.1 million through our remaining portfolio primarily due to the result of a non-recurring charge of approximately $0.7 million related to flood damage at the Mark Plaza in 2004 offset by higher snow removal costs during 2003.

Real estate taxes increased $0.5 million within our Funds primarily due to our 2003/2004 Fund Acquisitions. The remaining increase was primarily due to a real estate tax refund received in 2003 related to the appeal of taxes paid in prior years at our Greenridge Plaza and higher real estate taxes throughout the balance of our portfolio in 2004.

General and administrative expense increased primarily as the result of additional professional fees related to Sarbanes-Oxley compliance in 2004 partially offset by certain employee termination costs in 2003 and our capitalization of certain internal leasing costs in 2004.

Depreciation and amortization expenses increased $0.9 million within our Funds primarily due to our 2003/2004 Fund Acquisitions. Within our remaining portfolio, depreciation expense decreased $2.6 million. This was a result of the write-off of $2.7 million of unamortized tenant improvement costs related to the buyout and termination of the former anchor at the Town Line Plaza redevelopment project in 2003. This decrease was offset by increased depreciation expense in 2004 following the Gateway redevelopment project being placed in service during the second quarter of 2003. Amortization expense increased $0.8 million primarily as a result of the amortization of our investment in management contracts in 2004.


                                                                                                 Change
                                                                                         ------------------------
Other                                                        2004            2003            $            %
                                                         -------------    -----------    ----------- ------------

Equity in earnings of unconsolidated partnerships        $     0.5        $    1.0       $   (0.5)      (50%)
Interest expense                                             (16.7)          (15.6)          (1.1)       7%
Gain on sale                                                   0.9             1.2           (0.3)      (25%)
Minority interest                                             (1.4)           (4.9)           3.5        71%
Operating income from discontinued operations                  1.6             1.5            0.1        7%
Discontinued operations - gain on sale of  properties          6.7             0.0            6.7       100%

Interest expense increased $0.3 within our Funds primarily due to additional borrowings associated with 2003/2004 acquisitions. The balance of the increase was primarily attributable to an increase of $1.3 million as a result of higher average interest rates on the portfolio debt for 2004 and a decrease of $0.1 million in capitalized interest in 2004. These were offset by a decrease of $0.5 million as a result of lower outstanding borrowings in 2004.

Discontinued operations - gain on sale of properties increased $6.7 million due to a property sale in 2004.

Funds from Operations

We consider funds from operations ("FFO") as defined by the National Association of Real Estate Investment Trusts ("NAREIT") to be an appropriate supplemental disclosure of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO is presented to assist investors in analyzing our performance. It is helpful as it excludes various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property and depreciation and amortization. However, our method of calculating FFO may be different from methods used by other REIT's and, accordingly, may not be comparable to such other REIT's. FFO does not represent cash generated from operations as defined by generally accepted accounting principles ("GAAP") and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating our performance or to cash flows as a measure of liquidity.

Consistent with the NAREIT definition, we define FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The reconciliations of net income to FFO for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 are as follows:

Reconciliation of Net Income to Funds from Operations


                                                                                             Restated
                                                                                 For the Years Ended December 31,
                                                                   2005       2004          2003           2002         2001
                                                                   ----       ----          ----           ----         ----
Net income                                                     $     20,626  $   19,585  $      7,853   $     19,399  $     9,802
Depreciation of real estate and amortization of leasing costs:
      Consolidated affiliates, net of minority interests'            16,676      16,026        18,421         15,335       18,422
        share
      Unconsolidated affiliates                                         746         714           643            632          627
Income attributable to minority interest in operating
  partnership (1)                                                       416         375           747          2,928        2,221
(Gain) loss on sale of properties                                    (2,622)     (6,696)           --         (8,132)     (17,734)
Cumulative effect of change in accounting principle                       --         --            --              --          149
                                                                ------------  ----------  ------------   ------------  -----------
Funds from operations                                          $     35,842  $   30,004  $     27,664   $     30,162  $    13,487
                                                                ============  ==========  ============   ============  ===========

Notes:
(1) Represents income attributable to Common Operating Partnership Units and does not include distributions paid to Series A and B Preferred OP Unitholders.

LIQUIDITY AND CAPITAL RESOURCES

USES OF LIQUIDITY

Our principal uses of liquidity are expected to be for distributions to our shareholders and OP unit holders, debt service and loan repayments, and property investment which include the funding of our joint venture commitments, acquisition, redevelopment, expansion and re-tenanting activities.

Distributions

In order to qualify as a REIT for Federal income tax purposes, we must currently distribute at least 90% of our taxable income to our shareholders. For the first three quarters during 2005, we paid a quarterly dividend of $0.1725 per Common Share and Common OP Unit. In November of 2005, our Board of Trustees approved and declared a 7.2% increase in our quarterly dividend to $0.1850 per Common Share and Common OP Unit for the fourth quarter of 2005 which was paid January 13, 2006.

Acadia Strategic Opportunity Fund, LP ("Fund I")

In September 2001, we committed $20.0 million to a newly formed joint venture with four of our institutional shareholders, who committed $70.0 million, for the purpose of acquiring a total of approximately $300.0 million of community and neighborhood shopping centers on a leveraged basis. As of December 31, 2005, we have contributed $19.2 million to Fund I.

We are the manager and general partner of Fund I with a 22% interest. In addition to a pro-rata return on our invested equity, we are entitled to a profit participation based upon certain investment return thresholds. Cash flow is to be distributed pro-rata to the partners (including us) until they have received a 9% cumulative return on, and a return of all capital contributions. Thereafter, remaining cash flow is to be distributed 80% to the partners (including us) and 20% to us. We also earn a fee for asset management services equal to 1.5% of the allocated equity in the remaining Fund I assets, as well as market-rate fees for property management, leasing and construction services.

As of December 31, 2005, Fund I has purchased a total of 35 properties  totaling
2.8 million square feet as further discussed in "PROPERTY ACQUISITIONS" in Item 1 of this Form 10-K.

Acadia Strategic Opportunity Fund II, LLC ("Fund II")

On June 15, 2004, we closed our second acquisition fund, Fund II, which includes all of the investors from Fund I as well as two additional institutional investors. With $300 million of committed discretionary capital, Fund II expects to be able to acquire up to $900 million of real estate assets on a leveraged basis. We are the managing member with a 20% interest in the joint venture. The terms and structure of Fund II are substantially the same as Fund I with the exceptions that the preferred return is 8% and the asset management fee is calculated on committed equity of $250 million through June 15, 2005 and then on the total committed equity of $300 million thereafter. As of December 31, 2005, we have contributed $67.0 million to Fund II.

Fund  II has  invested  in  the  RCP  Venture  and  the  New  York  Urban/Infill
Redevelopment   initiatives  and  other  investments  as  further  discussed  in
"PROPERTY ACQUISITIONS" in Item 1 of this Form 10-K .

Other Investments

During 2004 and 2005, we made the following other investments as further discussed in "PROPERTY ACQUISITIONS" in Item 1 of this Form 10-K:

     i) $20.0 million in Levitz SL,
     ii) $16.8 million in Amboy Road,
     iii) $8.0 million for Klaff's management rights,
     iv) $3.2 million for Boonton and
     v) $9.8 million for Clark/Diversey.

Property Development, Redevelopment and Expansion

During 2005, we completed the development of the Bartow Avenue Center, located in Bronx, New York. A new anchor, Sleepy's, opened for business during the second quarter. This store occupies 6,430 square feet of formerly vacant space. Costs incurred to date for this project totaled $7.5 million.

Our redevelopment program focuses on selecting well-located neighborhood and community shopping centers and creating significant value through re-tenanting and property redevelopment. During 2005, we did not undertake any significant redevelopment projects within our core portfolio.

Additionally, for the year ending December 31, 2006, we currently estimate that capital outlays of approximately $5.0 million to $7.0 million will be required for tenant improvements, related renovations and other property improvements.

Share Repurchase

Repurchases of our Common Shares is an additional use of liquidity as discussed in Item 5 of this Form 10-K.


SOURCES OF LIQUIDITY

We intend on using Fund II as the primary vehicle for our future acquisitions, including investments in the RCP Venture and New York Urban/Infill Redevelopment initiative. Sources of capital for funding property acquisitions, redevelopment, expansion and re-tenanting, as well as future repurchases of Common Shares are expected to be obtained primarily from issuance of public equity or debt instruments, cash on hand, additional debt financings, unrelated member capital contributions and future sales of existing properties. As of December 31, 2005, we had a total of approximately $94.0 million of additional capacity under existing debt facilities, cash and cash equivalents on hand of $90.5 million, and 11 properties that are unencumbered and available as potential collateral for future borrowings. We anticipate that cash flow from operating activities will continue to provide adequate capital for all of our debt service payments, recurring capital expenditures and REIT distribution requirements.

Issuance of Equity

During November 2004, we issued 1,890,000 Common Shares (the "Offering"). The Offering was made under shelf registration statements filed under the Securities Act of 1933, as amended, and previously declared effective by the Securities and Exchange Commission. The $28.3 million in proceeds from the Offering, net of related costs, were used to retire above-market, fixed-rate indebtedness as well as to invest in real estate assets. Following this transaction, we have $46.7 million of remaining capacity to issue equity under our primary shelf registration statement.

Financing and Debt

At December  31,  2005,  mortgage  and other  notes  payable  aggregated  $406.9 million, net of a $4.1 million deferred credit required pursuant to the requirements of SFAS no. 141, and were collateralized by 51 properties and related tenant leases. Interest rates on our outstanding indebtedness ranged from 4.7% to 8.2% with maturities that ranged from January 2006 to January 2023. Taking into consideration $92.4 million of notional principal under variable to fixed-rate swap agreements currently in effect, $334.1 million of the portfolio, or 82%, was fixed at a 6.1% weighted average interest rate and $72.8 million, or 18% was floating at a 5.8% weighted average interest rate. There is $12.1 million of debt maturing in 2006 which was refinanced subsequent to December 31, 2005. In 2007, $55.5 million is scheduled to mature at a weighted average interest rate of 5.9%. As we do not anticipate having sufficient cash on hand to repay such indebtedness, we will need to refinance this indebtedness or select other alternatives based on market conditions at that time.

The following summarizes the financing and refinancing transactions since December 31, 2004:

On February 25, 2005, we drew down $20.0 million under an existing revolving facility, which bears interest at LIBOR plus 150 basis points. The proceeds from this drawdown were utilized for the Preferred Equity investment with Levitz SL, LLC.

During March 2005, Fund II obtained a secured revolving line of credit with a bank for $35,000. The revolving line of credit bears interest rate either at Prime plus 0% or LIBOR plus 0.75% at borrower's option. The loan matures at the earlier of three years or the date on which capital commitments have been fully drawn. At December 31, 2005, the outstanding line of credit balance was $24,400.

During April 2005, we borrowed $7.4 million under an existing secured revolving facility which was repaid in May 2005.

On May 26, 2005, we closed on a $65.0 million cross-collateralized revolving facility which is collateralized by five of our properties. The facility bears interest at LIBOR plus 130 basis points and matures June 1, 2010. At closing, the lender advanced $12.0 million, of which $7.4 million was used to refinance an existing facility with the same lender. On June 27, 2005, an additional $20.0 million was drawn on this line. On October 21, 2005, $10.0 million was repaid on this line resulting in $22.0 million outstanding under this facility as of December 31, 2005.

On August 31, 2005, we closed on a $17.6 million loan, which bears interest at a fixed rate of 4.98%. This loan, which matures September 2015, requires the payment of interest only until October 2010, and thereafter interest and principal based on 30 year amortization. The proceeds from this loan were in part used to pay down $15.0 million on an existing line.

Also during August 2005, Acadia-P/A obtained a $12,066 mortgage note secured by the building at 260 East 161st Street. The note bears interest rate either at LIBOR plus 1.50% or Prime Rate plus 0.5%. This loan was subsequently refinanced in the first quarter of 2006 with a $30,000 loan which bears interest at LIBOR plus 1.40% and matures in April 2008.

During September 2005, Acadia-P/A financed 4650 Broadway with a $19,000 mortgage loan which bears interest at a fixed rate of $5.26%. The loan matures on the earlier of September 1, 2007 or the termination of the lease with the City of New York.

On October 17, 2005, we closed on a $12.5 million loan, which bears interest at a fixed rate of 5.12%. This loan, which matures November 2015, requires the payment of interest only until November 2008, and thereafter interest and principal until maturity. The proceeds from this loan were in part used to pay down $10.0 million on the aforementioned $65.0 million revolving facility.

On December 9, 2005, we closed on a $34.6 million loan, which bears interest at a fixed rate of 5.53%. This loan, which matures January 2016, requires the payment of interest only until January 2010, and thereafter interest and principal until maturity.

In conjunction with the December, 2005 acquisition of 216th Street, Acadia-P/A obtained a $4,900 loan which bears interest at a rate of LIBOR plus 1.25% and matures in December 31, 2008.

Asset Sales

Asset sales are an additional source of liquidity for us. During 2005 and 2004, we sold the Berlin Shopping Center and East End Centre as discussed in "ASSET SALES AND CAPITAL/ASSET RECYCLING" in Item 1 of this Form 10-K.


CONTRACTUAL OBLIGATIONS AND OTHER COMMITMENTS

At December 31, 2005, maturities on our mortgage notes ranged from July 2007 to January 2016. In addition, we have non-cancelable ground leases at four of our shopping centers. We also lease space for our White Plains corporate office for a term expiring in 2010. The following table summarizes our debt maturities and obligations under non-cancelable operating leases of December 31, 2005:

                          (amounts in millions)                                   Payments due by period
                                                                          Less than      1 to 3        3 to 5       More than
                Contractual obligation                        Total        1 year        years         years         5 years
                                                              ------       -------       ------        ------        -------
                Future debt maturities                    $      406.9  $       24.9  $     129.1  $       50.6   $      202.3
                Interest obligations on debt                     122.6          22.9         52.7          24.7           22.3
                Operating lease obligations                      131.3           3.3          6.7           8.1          113.2
                                                            -----------   -----------   ----------   -----------    -----------
                   Total                                  $      660.8  $       51.1  $     188.5  $       83.4   $      337.8
                                                            ===========   ===========   ==========   ===========    ===========


OFF BALANCE SHEET ARRANGEMENTS

We have investments in five joint ventures for the purpose of investing in operating properties as follows:

We own a 49% interest in two partnerships which own the Crossroads Shopping Center ("Crossroads"). We account for the investment in Crossroads using the equity method of accounting as we have a non-controlling investment in Crossroads, but exercise significant influence. As such, our financial statements reflect our share of income from, but not the assets and liabilities of, Crossroads. Our pro rata share of Crossroads mortgage debt as of December 31, 2005 was $31.4 million. This fixed-rate debt bears interest at 5.4% and matures in December 2014.

In addition, Fund I owns interests in four entities for which it also uses the equity method of accounting as our Fund has a non-controlling investment in these entities, but exercises significant influence. As such, our financial statements reflect our Fund's share of income from, but not the assets and liabilities of, these entities. Fund I's pro-rata share of the mortgage debt for these entities aggregated $6.2 million as of December 31, 2005 with a weighted average interest rate of 6.0% and maturing in August 2010.

HISTORICAL CASH FLOW

The following discussion of historical cash flow compares our cash flow for the year ended December 31, 2005 ("2005') with our cash flow for the year ended December 31, 2004 ("2004").

Cash and cash equivalents were $90.5 million and $16.3 million at December 31, 2005 and 2004, respectively. The increase of $74.2 million was a result of the following increases and decreases in cash flows:

          (amounts in millions)                                           Years Ended December 31,
                                                                   2005             2004          Variance
                                                                   -----            ----          --------
          Net cash provided by operating activities              $    50.2    $       33.9    $        16.3
          Net cash used in investing activities                     (135.4)          (72.9)           (62.5)
          Net cash provided by financing activities                  159.4            40.0            119.4



The variance in net cash provided by operating activities resulted from an increase of $25.4 million in operating income before non-cash expenses in 2005, which was primarily due to a $20.8 million increase in distributions received from unconsolidated affiliates, additional fee income from the acquisition of certain management contracts rights in January 2004 and February 2005 and additional interest income resulting from our preferred equity investment in 2005. These increases were offset by additional general and administrative costs due to increased compensation and other overhead expenses following the expansion of our infrastructure. In addition, a net decrease in cash provided by operating assets and liabilities of $8.6 million resulted primarily from an increase in receivables related to third party construction cost reimbursements and an increase in accounts payable and accrued expenses in 2005.

The increase in net cash used in investing activities resulted primarily from an $82.5 million increase in expenditures for real estate acquisitions, development and tenant installation during 2005 and a $19.0 million Preferred Equity investment in 2005. These decreases were offset by a $30.3 million decrease in investments in and advances to unconsolidated affiliates in 2005, a $7.7 million increase in return of capital from unconsolidated affiliates in 2005 and $3.9 million of proceeds received from the sale of a property in 2005.

The increase in net cash provided by financing activities resulted from the following:


    Debt repayment in 2004                                                 $      106.6
    Debt repayment in 2005                                                        (44.8)
    Additional borrowings in 2005                                                  90.2
    Proceeds from issuance of Common Shares in 2004                               (28.3)
    Proceeds of exercise of Stock Options in 2004 over 2005                        (9.0)
    Additional capital contributions from partners and members in 2005              3.8
    Miscellaneous                                                                   0.9
                                                                           -------------
      Total variance                                                       $      119.4
                                                                           =============


CRITICAL ACCOUNTING POLICIES

Management's discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We base our estimates on historical experience and assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect the significant judgments and estimates used by us in the preparation of our consolidated financial statements.

Valuation of Property Held for Use and Sale

On a quarterly basis, we review the carrying value of both properties held for use and for sale. We record impairment losses and reduce the carrying value of properties when indicators of impairment are present and the expected undiscounted cash flows related to those properties are less than their carrying amounts. In cases where we do not expect to recover our carrying costs on properties held for use, we reduce our carrying cost to fair value, and for properties held for sale, we reduce our carrying value to the fair value less costs to sell. For the year ended December 31, 2005, an impairment loss of $0.8 million was recognized related to a property that was sold in July of 2005. Management does not believe that the value of any properties in its portfolio was impaired as of December 31, 2005 or 2004.

Bad Debts

We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make payments on arrearages in billed rents, as well as the likelihood that tenants will not have the ability to make payment on unbilled rents including estimated expense recoveries and straight-line rent. As of December 31, 2005, we had recorded an allowance for doubtful accounts of $3.0 million. If the financial condition of our tenants were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.


INFLATION

Our long-term leases contain provisions designed to mitigate the adverse impact of inflation on our net income. Such provisions include clauses enabling us to receive percentage rents based on tenants' gross sales, which generally increase as prices rise, and/or, in certain cases, escalation clauses, which generally increase rental rates during the terms of the leases. Such escalation clauses are often related to increases in the consumer price index or similar inflation indexes. In addition, many of our leases are for terms of less than ten years, which permits us to seek to increase rents upon re-rental at market rates if current rents are below the then existing market rates. Most of our leases require the tenants to pay their share of operating expenses, including common area maintenance, real estate taxes, insurance and utilities, thereby reducing our exposure to increases in costs and operating expenses resulting from inflation.


RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Reference is made to the Notes to Consolidated  Financial Statements included in
Item 8 of this Form 10-K.


ITEM 7A.   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our primary market risk exposure is to changes in interest rates related to our mortgage debt. See the consolidated financial statements and notes thereto included in this Annual Report on Form 10-K for certain quantitative details related to our mortgage debt.

Currently, we manage our exposure to fluctuations in interest rates primarily through the use of fixed-rate debt and interest rate swap agreements. As of December 31, 2005, we had total mortgage debt of $382.5 million of which $334.1 million, or 87% was fixed-rate, inclusive of interest rate swaps, and $48.4 million, or 13%, was variable-rate based upon LIBOR plus certain spreads. As of December 31, 2005, we were a party to five interest rate swap transactions to hedge our exposure to changes in interest rates with respect to $92.4 million of LIBOR based variable-rate debt. We also have three forward-starting interest rate swaps which commence during 2006, and 2007 and mature from 2010 to 2012 that will hedge our exposure to changes in interest rates with respect to $24.5 million of refinanced LIBOR-based variable rate debt with the matching maturities.

The following table sets forth information as of December 31, 2005 concerning our long-term debt obligations, including principal cash flows by scheduled maturity and weighted average interest rates of maturing amounts (amounts in millions):

Consolidated mortgage debt:

                                                                                      Weighted
                                       Scheduled                                      average
                       Year          amortization     Maturities         Total     interest rate
                  ---------------- ---------------- -------------- --------------- ---------------
                       2006         $          7.9   $       17.0    $       24.9             4.9%
                       2007                    9.6           54.9            64.5             5.6%
                       2008                   10.2           54.4            64.6             4.7%
                       2009                   11.2              --            11.2             n/a
                       2010                    2.7           36.7            39.4             6.4%
                    Thereafter                58.0          144.3           202.3             5.9%
                                   ---------------- -------------- ---------------
                                    $         99.6   $      307.3    $      406.9
                                   ================ ============== ===============

Mortgage debt in unconsolidated partnerships (at our pro rata share):


                                       Scheduled                                      Weighted
                       Year          amortization     Maturities         Total        average
                                                                                   interest rate
                  ---------------  ---------------- -------------- --------------- ---------------
                       2006         $           --   $         --    $         --             n/a
                       2007                    0.4             --             0.4             n/a
                       2008                    0.5             --             0.5             n/a
                       2009                    0.5             --             0.5             n/a
                       2010                    0.5            6.1             6.6             5.5%
                    Thereafter                 2.2           27.4            29.6             5.4%
                                   ---------------- -------------- ---------------
                                    $          4.1   $       33.5    $       37.6
                                   ================ ============== ===============

Of our total outstanding debt, $17.0 million and $54.9 million will become due in 2006 and 2007, respectively. As we intend on refinancing some or all of such debt at the then-existing market interest rates which may be greater than the current interest rate, our interest expense would increase by approximately $0.7 million annually if the interest rate on the refinanced debt increased by 100 basis points. Interest expense on our variable debt of $48.4 million as of December 31, 2005 would increase $0.5 million if the interest rates increased by 100 basis points. We may seek additional variable-rate financing if and when pricing and other commercial and financial terms warrant. As such, we would consider hedging against the interest rate risk related to such additional variable-rate debt through interest rate swaps and protection agreements, or other means.


ITEM   8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements and supplementary data listed in items 15(a) (1) and 15(a) (2) hereof are incorporated herein by reference.

                                     PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENTS SCHEDULES

 (a) Financial Statements - Form 10-K. The following consolidated financial information was previously filed with the Company's Annual Report on Form 10-K filed for the fiscal year ended December 31, 2005, filed with the SEC on March 16, 2006.


Report of Registered Public Accounting Firm for the year ended December 31, 2005                                  F-2
Report of Registered Public Accounting Firm for the years ended December 31, 2004 and 2003                        F-3
Consolidated Balance Sheets as of December 31, 2005 and 2004                                                      F-4
Consolidated Statements of Income for the years ended December 31, 2005, 2004 and 2003                            F-5
Consolidated Statements of Shareholders' Equity for the years ended December 31, 2005, 2004 and 2003              F-6
Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003                        F-7
Notes to Consolidated Financial Statements                                                                        F-9
Schedule III - Real Estate and Accumulated Depreciation                                                          F-36

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                          INDEX TO FINANCIAL STATEMENTS

Report of Registered Public Accounting Firm for the year ended December 31, 2005                           F-2
Report of Registered Public Accounting Firm for the years ended December 31, 2004 and 2003                 F-3
Consolidated Balance Sheets as of December 31, 2005 and 2004                                               F-4
Consolidated Statements of Income for the years ended December 31, 2005, 2004 and 2003                     F-5
Consolidated Statements of Shareholders' Equity for the years ended December 31, 2005, 2004 and 2003       F-6
Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003                 F-7
Notes to Consolidated Financial Statements                                                                 F-9
Schedule III - Real Estate and Accumulated Depreciation                                                   F-36

             Report of Independent Registered Public Accounting Firm


The Shareholders and Trustees of
Acadia Realty Trust




We have audited the accompanying consolidated balance sheet of Acadia Realty Trust and subsidiaries (the "Company") as of December 31, 2005 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Acadia Realty Trust and subsidiaries at December 31, 2005 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Acadia Realty Trust and subsidiaries' internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 8, 2006 expressed an unqualified opinion thereon.

As explained in Note 1 to the financial statements, effective January 1, 2006, Acadia Realty Trust and subsidiaries adopted the provisions of Emerging Issues Task Force 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.


                                              /s/  BDO Seidman, LLP

New York, New York
November 30, 2006

            Report of Independent Registered Public Accounting Firm


The Shareholders and Trustees of
Acadia Realty Trust



We have audited the accompanying consolidated balance sheet of Acadia Realty Trust and subsidiaries (the "Company") as of December 31, 2004, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Acadia Realty Trust and subsidiaries at December 31, 2004, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2006, the Company retrospectively adopted the provisions of EITF 04-5, "Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights".

                                            /s/ Ernst & Young LLP


New York, New York
November 30, 2006

Part I. Financial Information

Item 1. Financial Statements

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (dollars in thousands, except per share amounts)


                                                                                                            Retrospectively Adjusted
                                                                                                                  December 31,
                                                                                                            2005               2004
                                                                                                            -----              ----
ASSETS
Real estate:
   Land                                                                                                $   141,319    $    87,573
   Buildings and improvements                                                                              564,779        506,391
   Construction in progress                                                                                  3,808          5,594
                                                                                                         ----------     ----------
                                                                                                           709,906        599,558
Less: accumulated depreciation                                                                             127,819        106,924
                                                                                                         ----------     ----------
Net real estate                                                                                            582,087        492,634
Cash and cash equivalents                                                                                   90,475         16,281
Restricted cash                                                                                                548          1,213
Cash in escrow                                                                                               7,789          5,747
Investment in management contracts, net of accumulated amortization of $1,938 and $578, respectively         3,178          3,422
Preferred equity investment                                                                                 19,000             --
Investments in and advances to unconsolidated affiliates                                                    17,863         30,905
Rents receivable, net                                                                                       13,000          9,556
Notes receivable                                                                                            15,733         10,087
Prepaid expenses                                                                                             4,980          3,229
Deferred charges, net                                                                                       23,739         12,806
Acquired lease intangibles                                                                                   8,119          2,178
Other assets                                                                                                15,354          5,129
Assets of discontinued operations                                                                           39,726         43,544
                                                                                                         ----------     ----------
                                                                                                       $   841,591    $   636,731
                                                                                                         ==========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgage notes payable                                                                                 $   386,600    $   271,571
Notes payable                                                                                               24,400             --
Acquired leases and other intangibles                                                                        6,812          8,459
Accounts payable and accrued expenses                                                                       18,302         21,668
Dividends and distributions payable                                                                          6,088          5,597
Derivative instruments                                                                                         180          2,136
Share of distributions in excess of share of income and investment in unconsolidated affiliates             10,315          9,304
Other liabilities                                                                                            6,964          3,736
Liabilities of discontinued operations                                                                      15,064         15,199
                                                                                                         ----------     ----------
Total liabilities                                                                                          474,725        337,670
                                                                                                         ----------     ----------

Minority interest in Operating Partnership                                                                   9,204          6,893
Minority interests in partially-owned affiliates                                                           137,086         75,244
                                                                                                         ----------     ----------
Total minority interests                                                                                   146,290         82,137
                                                                                                         ----------     ----------
Shareholders' equity:
Common shares, $.001 par value, authorized 100,000,000 shares, issued and outstanding 31,542,942 and
  31,340,637 shares, respectively                                                                               31             31
Additional paid-in capital                                                                                 223,199        222,715
Accumulated other comprehensive loss                                                                           (12)        (3,180)
Deficit                                                                                                     (2,642)        (2,642)
                                                                                                         ----------     ----------
Total shareholders' equity                                                                                 220,576        216,924
                                                                                                         ----------     ----------
                                                                                                      $   841,591    $   636,731
                                                                                                         ==========     ==========

     The accompanying notes are an integral part of these consolidated financial statements

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                (dollars in thousands, except per share amounts)


                                                                                              Retrospectively Adjusted
                                                                                              Years ended December 31,
                                                                                       2005            2004             2003
                                                                                       ----            ----             ----
Revenues
   Minimum rents                                                                  $      75,441   $      68,899    $      64,509
   Percentage rents                                                                       1,272           1,348            1,063
   Expense reimbursements                                                                14,944          13,336           14,072
   Other property income                                                                  2,269             785              859
   Management fee income from related parties, net                                        3,564           1,259              282
   Interest income                                                                        3,316           1,245              788
   Other                                                                                     --             210            1,218
                                                                                  --------------  --------------  ---------------
      Total revenues                                                                    100,806          87,082           82,791
                                                                                  --------------  --------------  ---------------
Operating Expenses
   Property operating                                                                    16,087          17,007           16,100
   Real estate taxes                                                                      9,402           8,187            7,617
   General and administrative                                                            16,153          10,941           10,813
   Depreciation and amortization                                                         25,905          22,781           23,672
                                                                                  --------------  --------------  ---------------
      Total operating expenses                                                           67,547          58,916           58,202
                                                                                  --------------  --------------  ---------------
Operating income                                                                         33,259          28,166           24,589
Equity in earnings of unconsolidated affiliates                                          21,280             513              985
Interest expense                                                                        (18,804)        (16,687)         (15,573)
Gain on sale of land                                                                         --             932            1,187
Minority interest                                                                       (13,952)         (1,466)          (4,899)
                                                                                  --------------  --------------  ---------------
Income from continuing operations before income taxes                                    21,783          11,458            6,289
Income taxes                                                                             (2,140)             --               --
                                                                                  --------------  --------------  ---------------
Income from continuing operations                                                        19,643          11,458            6,289
                                                                                  --------------  --------------  ---------------
Discontinued operations:
Operating income from discontinued operations                                             1,823           1,596            1,443
Impairment of real estate                                                                  (770)             --               --
(Loss) gain on sale of properties                                                           (50)          6,696               --
Minority interest                                                                           (20)           (165)             121
                                                                                  --------------  --------------  ---------------
Income from discontinued operations                                                         983           8,127            1,564
                                                                                  --------------  --------------  ---------------
Net income                                                                        $      20,626   $      19,585    $       7,853
                                                                                  ==============  ==============  ===============
Basic earnings per share
   Income from continuing operations                                              $        0.62   $        0.39    $        0.24
   Income from discontinued operations                                                     0.03            0.28             0.06
                                                                                  --------------  --------------  ---------------
      Basic earnings per share                                                    $        0.65   $        0.67    $        0.30
                                                                                  ==============  ==============  ===============
Diluted earnings per share
   Income from continuing operations                                              $        0.61   $        0.38    $        0.23
   Income from discontinued operations                                                     0.03            0.27             0.06
                                                                                  --------------  --------------  ---------------
      Diluted earnings per share                                                  $        0.64   $        0.65    $        0.29
                                                                                  ==============  ==============  ===============



     The accompanying notes are an integral part of these consolidated financial statements

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                (dollars in thousands, except per share amounts)


                                                           Common Shares                   Accumulated
                                                                              Additional      Other                     Total
                                                                               Paid-in    Comprehensive             Shareholders'
                                                        Shares     Amount      Capital         Loss      Deficit        Equity
                                                      --------------------------------------------------------------------------

Balance at December 31, 2002                            25,257   $      25   $ 170,851    $  (6,874)   $  (2,679)   $ 161,323
Conversion of 2,058,804 OP Units to Common Shares
  by limited partners of the Operating Partnership       2,059           2      14,898         --           --         14,900
Conversion of 632 Series A Preferred OP Units to
  Common Shares by limited partners of the
  Operating Partnership                                     84        --           632         --           --            632
Employee restricted share award                              8        --           410         --           --            410
Settlement of vested options                              --          --          (750)        --           --           (750)
Dividends declared ($0.595 per Common Share)              --          --        (8,160)        --         (7,853)     (16,013)
Employee exercise of 250 options                          --          --             2         --           --              2
Unrealized gain on valuation of swap agreements           --          --          --          1,369         --          1,369
Common Shares purchased under Employee Stock
  Purchase Plan                                              1        --             8         --           --              8
Net income                                                --          --          --           --          7,853        7,853
                                                     ---------   ---------   ---------    ---------    ---------    ---------
Balance at December 31, 2003                            27,409          27     177,891       (5,505)      (2,679)     169,734
Conversion of  746,762 OP Units to Common Shares
  by limited partners of the Operating Partnership         747           1       6,395         --           --          6,396
Shares issued to trustees and employees                      5        --           443         --           --            443
Employee restricted share award                             22        --           394         --           --            394
Settlement of vested options                              --          --           (67)        --           --            (67)
Dividends declared ($0.6525 per Common Share)             --          --          --           --        (19,548)     (19,548)
Employee and trustee exercise of 1,262,000 options       1,262           1       9,265         --           --          9,266
Unrealized gain on valuation of swap agreements           --          --          --          2,325         --          2,325
Common Shares issued under Employee Stock
  Purchase Plan                                              6        --            84         --           --             84
Issuance of 1,890,000 Common Shares,
  net of issuance costs                                  1,890           2      28,310         --           --         28,312
Net income                                                --          --          --           --         19,585       19,585
                                                     ---------   ---------   ---------    ---------    ---------    ---------
Balance at December 31, 2004                            31,341          31     222,715       (3,180)      (2,642)     216,924
Conversion of 796 Series A Preferred OP Units to
  Common Shares by limited partners of the
  Operating Partnership                                     92        --           696         --           --            696
Employee restricted share awards                            52        --         1,030         --           --          1,030
Dividends declared ($0.69 per Common Share)               --          --        (1,691)        --        (20,626)     (22,317)
Employee and trustee exercise of 51,200 options             51        --           345         --           --            345
Unrealized gain on valuation of swap agreements           --          --          --          3,168         --          3,168
Common Shares issued under Employee Stock
  Purchase Plan                                              7        --           104         --           --            104
Net income                                                --          --          --           --         20,626       20,626
                                                     ---------   ---------   ---------    ---------    ---------    ---------
Balance at December 31, 2005                            31,543   $      31   $ 223,199    $     (12)   $  (2,642)   $ 220,576
                                                     =========   =========   =========    =========    =========    =========

     The accompanying notes are an integral part of these consolidated financial statements

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)


                                                                                        Retrospectively Adjusted
                                                                                        Years ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES:                                               2005          2004          2003
                                                                                ------------- ----------------------------
Net income                                                                      $     20,626  $      19,585 $       7,853
Adjustments   to  reconcile  net  income  to  net  cash  provided  by  operating activities:
  Depreciation and amortization                                                       27,747         25,030        25,941
  Gain on sale of land                                                                    --           (932)       (1,187)
  Loss (gain) on sale of property                                                         50         (6,696)           --
  Impairment of real estate                                                              770             --            --
  Minority interests                                                                  13,972          1,631         4,778
  Amortization of lease intangibles                                                      980           (519)         (619)
  Amortization of mortgage note premium                                                 (530)          (524)         (495)
  Equity in earnings of unconsolidated affiliates                                    (21,280)          (513)         (985)
  Distributions of operating income from unconsolidated affiliates                    21,498            720           985
  Amortization of derivative settlement included in interest expense                     460            125            23
  Provision for bad debts                                                                305          1,254           557
Changes in assets and liabilities:
  Restricted cash                                                                        701           (709)         (504)
  Funding of escrows, net                                                             (1,827)        (2,063)         (626)
  Rents receivable                                                                    (3,309)        (1,998)       (4,967)
  Prepaid expenses                                                                      (783)          (442)       (1,085)
  Other assets                                                                        (8,785)        (3,204)       (1,475)
  Accounts payable and accrued expenses                                               (2,826)         3,546         1,481
  Due to/from related parties                                                             --           (344)         (126)
  Other liabilities                                                                    2,470            (62)        1,482
                                                                                ------------- ----------------------------

Net cash provided by operating activities                                             50,239         33,885        31,031
                                                                                ------------- ----------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for real estate and improvements                                       (131,077)       (48,611)      (75,025)
Deferred acquisition and leasing costs                                                (5,670)        (3,014)       (2,333)
Payments of accrued expense related to redevelopment project                              --             --        (2,488)
Investment in and advances to unconsolidated affiliates                                 (455)       (30,803)
Return of capital from unconsolidated affiliates                                      22,847         15,136            62
Collection of notes receivable                                                         1,868          3,929         3,232
Advances of notes receivable                                                          (7,914)       (10,429)           --
Preferred equity investment                                                          (19,000)            --            --
Proceeds from sale of land                                                                --            932            --
Proceeds from sale of property                                                         3,931             --            --
                                                                                ------------- ----------------------------

Net cash used in investing activities                                               (135,470)       (72,860)      (76,552)
                                                                                ------------- ----------------------------

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)


                                                                                         Retrospectively Adjusted
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on mortgage notes payable                                         (44,784)      (106,639)      (38,564)
Proceeds received on mortgage notes payable                                          184,466         94,251        51,000
Payment of deferred financing and other costs                                         (2,801)        (2,338)         (632)
Settlement of treasury lock                                                               --             --          (132)
Capital contributions from partners and members                                       44,122         40,302        24,808
Distributions to partners and members                                                     --         (3,238)       (3,889)
Dividends paid                                                                       (21,869)       (18,507)      (14,896)
Distributions to minority interests in Operating Partnership                            (380)          (416)       (1,207)
Distributions on preferred Operating Partnership Units                                  (342)          (283)         (199)
Distributions to minority interests in majority-owned affiliates                        (436)        (1,031)       (1,416)
Contributions from minority interests in majority-owned affiliates                     1,000          1,587         1,323
Common Shares issued under Employee Stock Purchase Plan                                  104             84             8
Settlement of options to purchase Common Shares                                           --            (67)         (750)
Exercise of options to purchase Common Shares                                            345          9,340            --
Termination of derivative instrument                                                      --         (1,307)           --
Issuance of Common Shares                                                                 --         28,312            --
                                                                                ------------- ------------------------------

Net cash provided by (used in) financing activities                                  159,425         40,050        15,454
                                                                                ------------- ----------------------------

Increase (decrease)  in cash and cash equivalents                                     74,194          1,075       (30,067)
Cash and cash equivalents, beginning of period                                        16,281         15,206        45,273

                                                                                ------------- ----------------------------

Cash and cash equivalents, end of period                                        $     90,475  $      16,281 $      15,206
                                                                                ============= ============================

Supplemental disclosure of cash flow information:
Cash paid during the period for interest, including capitalized interest of
  $260, $304 and $403, respectively                                             $     18,799  $      19,167 $      17,452
                                                                                ============= ============================

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of management contract rights through issuance of Common and
  Preferred Operating Partnership Units                                         $      4,000  $       4,000 $          --
                                                                                ============= ============================

Accrued earn-out liability on acquired real estate                              $         --  $      12,241 $          --
                                                                                ==========================================

Acquisition of real estate through debt                                         $          --  $          -- $      72,532
                                                                                ==========================================
Acquisition of property through issuance of Preferred Operating Partnership
  Units                                                                         $        200  $           -- $          --
                                                                                ============= ============================

Conversion of common equity interest into preferred equity interest in
  in the Hitchcock and Pine Log investments                                     $      3,255  $           -- $          --
                                                                                ============= ============================

     The accompanying notes are an integral part of these consolidated financial statements.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)

1. Organization, Basis of Presentation and Summary of Significant Accounting Policies

Acadia Realty Trust (the "Company") is a fully integrated, self-managed and self-administered equity real estate investment trust ("REIT") focused primarily on the ownership, acquisition, redevelopment and management of retail properties, including neighborhood and community shopping centers and mixed-use properties with retail components.

All of the Company's assets are held by, and all of its operations are conducted through, Acadia Realty Limited Partnership (the "Operating Partnership") and its majority owned partnerships. As of December 31, 2005, the Company controlled 98% of the Operating Partnership as the sole general partner. As the general partner, the Company is entitled to share, in proportion to its percentage interest, in the cash distributions and profits and losses of the Operating Partnership. The limited partners represent entities or individuals who contributed their interests in certain properties or partnerships to the Operating Partnership in exchange for common or preferred units of limited partnership interest ("Common or Preferred OP Units"). Limited partners holding Common OP Units are generally entitled to exchange their units on a one-for-one basis for common shares of beneficial interest of the Company ("Common Shares"). This structure is commonly referred to as an umbrella partnership REIT or "UPREIT".

In 2001, the Company formed a partnership, Acadia Strategic Opportunity Fund I, LP ("Fund I"), and in 2004 formed a limited liability company, Acadia Mervyn Investors I, LLC ("Mervyns I"), with four institutional investors. The Company committed a total of $20,000 to Fund I and Mervyns I, and the four institutional shareholders committed $70,000, for the purpose of acquiring a total of approximately $300,000 in investments. As of December 31, 2005, the Company has contributed $16,514 to Fund I and $2,729 to Mervyns I.

The Company is the sole general partner or managing member, with a 22% interest in both Fund I and Mervyns I and is also entitled to a profit participation in excess of its invested capital based on certain investment return thresholds. Decisions made by the general partner, as it relates to purchasing, financing, and disposition of properties, are subject to the unanimous disapproval of the Advisory Committee of Fund I, which is comprised of representatives from each of the four institutional investors. Cash flow is distributed pro-rata to the partners (including the Company) until they have received a 9% cumulative return, and the return of all capital contributions. Thereafter, remaining cash flow is to be distributed 80% to the partners (including the Company) and 20% to the Company as a carried interest ("Promote"). Through December 31, 2005, the Company also earned a fee for asset management services equal to 1.5% of the allocated equity in the remaining Fund I assets, as well as market-rate fees for property management, leasing and construction services. Effective January 1, 2006, the Company converted the asset management and property management fees to priority distributions of the same amount as the fees, which entitles the Company to a special allocation of income equal to the amount of the priority distributions. Thereafter, cash flow is distributed as previously mentioned and the Company continues to earn the market leasing and construction fees. Following the recapitalization of the Brandywine Portfolio in January 2006, all capital contributions and the required 9% cumulative preferred return have been distributed to the institutional investors. Accordingly, the Company is now entitled to a Promote on all future earnings and distributions.

In June of  2004,  the  Company  formed  a  limited  liability  company,  Acadia
Strategic Opportunity Fund II, LLC ("Fund II"), and in August 2004 formed another limited liability company, Acadia Mervyn Investors II, LLC ("Mervyns II"), with the investors from Fund I as well as two additional institutional investors. With $300,000 of committed discretionary capital, Fund II and Mervyns II expect to be able to acquire up to $900,000 of investments on a leveraged basis. The Company's share of committed capital is $60,000. The Company is the sole managing member with 20% interest in the limited liability companies and is also entitled to a profit participation in excess of its invested capital based on certain investment return thresholds. The terms and structure of Fund II are substantially the same as Fund I with the exceptions that the preferred return is 8%. As of December 31, 2005, the Company has contributed $10,943 to Fund II and $2,456 to Mervyns II.

As of December 31, 2005, the Company operated 73 properties, which it owns or has an ownership interest in, principally located in the Northeast, Mid-Atlantic and Midwest regions of the United States.

Principles of Consolidation

The consolidated financial statements include the consolidated accounts of the Company and its controlling investments in partnerships and limited liability companies including the Operating Partnership. The ownership interests of other investors in these entities are recorded as minority interests. All significant intercompany balances and transactions have been eliminated in consolidation. Investments in entities for which the Company has the ability to exercise significant influence over, but does not have financial or operating control, are accounted for using the equity method of accounting. Accordingly, the Company's share of the earnings (or loss) of these entities are included in consolidated net income.

Variable interest entities within the scope of Financial Accounting Statements Board ("FASB") Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46-R") are required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both. Management has evaluated the applicability of FIN 46-R to its investments in certain joint ventures and determined that these joint ventures do not meet the requirements of a variable interest entity and, therefore, consolidation of these ventures is not required. Accordingly, these investments are accounted for using the equity method.
                                       F-9

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


1. Organization, Basis of Presentation and Summary of Significant Accounting Policies, continued

Principles of Consolidation, continued

In 2005, the Emerging Issues Task Force ("EITF") reached a consensus that the general partners in a limited partnership should determine whether they control a limited partnership based on the application of the framework as discussed in EITF 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights". Under EITF 04-5, the general partners in a limited partnership are presumed to control that limited partnership regardless of the extent of the general partners' ownership interest in the limited partnership. The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partners is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights, the general partners do not control the limited partnership. EITF 04-5 was effective immediately for new partnerships formed and existing limited partnerships for which the partnership agreements are modified on or after June 29, 2005, and, for all other partnerships, EITF 04-5 would be effective no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005. The provisions of EITF 04-5 may be initially applied through either one of two methods: (1) similar to a cumulative effect of a change in accounting principle or (2) retrospective application. The Company has determined that its investments in Funds I and II, and Mervyns I and II, which were previously accounted for under the equity method of accounting, should be reported on a consolidated basis in the accompanying financial statements and has elected retrospective application. As a result, the previously issued consolidated financial statements for the three years ended December 31, 2005 have been retrospectively adjusted to reflect the adoption of EITF 04-05. As a result, the financial positions and the results of operations of Funds I and II, and Mervyns I and II, which were previously reflected on the equity basis, have been consolidated in the accompanying financial statements. There was no impact on net income or shareholders' equity for any of the reported periods in the accompanying consolidated financial statements as a result of the consolidation.

Use of Estimates

Accounting principles generally accepted in the United States of America ("GAAP") require the Company's management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The most significant assumptions and estimates relate to the valuation of real estate, depreciable lives, revenue recognition and the collectability of trade accounts receivable. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

Real Estate

Real estate assets are stated at cost less accumulated depreciation. Expenditures for acquisition, development, construction and improvement of properties, as well as significant renovations are capitalized. Interest costs are capitalized until construction is substantially complete. Construction in progress includes costs for significant shopping center expansion and redevelopment. Depreciation is computed on the straight-line basis over estimated useful lives of 30 to 40 years for buildings and the shorter of the useful life or lease term for improvements, furniture, fixtures and equipment. Expenditures for maintenance and repairs are charged to operations as incurred.

Upon acquisitions of real estate, the Company assesses the fair value of acquired assets (including land, buildings and improvements, and identified intangibles such as above and below market leases and acquired in-place leases and customer relationships) and acquired liabilities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142," Goodwill and Other Intangible Assets", and allocates purchase price based on these assessments. The Company assesses fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property.

The Company reviews its long-lived assets used in operations for impairment when there is an event, or change in circumstances that indicates impairment in value. The Company records impairment losses and reduces the carrying value of properties when indicators of impairment are present and the expected undiscounted cash flows related to those properties are less than their carrying amounts. In cases where the Company does not expect to recover its carrying costs on properties held for use, the Company reduces its carrying cost to fair value, and for properties held for sale, the Company reduces its carrying value to the fair value less costs to sell. During the year ended December 31, 2005, an impairment loss of $770 was recognized related to a property that was sold in July of 2005. Management does not believe that the values of its properties within the portfolio are impaired as of December 31, 2005.

Deferred Costs

Fees and costs paid in the successful negotiation of leases have been deferred and are being amortized on a straight-line basis over the terms of the respective leases. Fees and costs incurred in connection with obtaining financing have been deferred and are being amortized over the term of the related debt obligation.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)

1. Organization, Basis of Presentation and Summary of Significant Accounting Policies, continued

Management Contracts

Income from management contracts, net of submanagement fees of $303 and $1,591 for the years ended December 31, 2005 and 2004, respectively, is recognized on an accrual basis as such fees are earned. The initial acquisition cost of the management contracts is being amortized over the estimated lives of the contracts acquired.

Revenue Recognition and Accounts Receivable

Leases with tenants are accounted for as operating leases. Minimum rents are recognized on a straight-line basis over the term of the respective leases. As of December 31, 2005 and 2004 unbilled rents receivable relating to straight-lining of rents were $7,020 and $5,395, respectively and deferred rents related to the straight lining of rents were $706 and $1,171, respectively. Certain of these leases also provide for percentage rents based upon the level of sales achieved by the tenant. Percentage rents are recognized in the period when the tenants' sales breakpoint is met. In addition, leases typically provide for the reimbursement to the Company of real estate taxes, insurance and other property operating expenses. These reimbursements are recognized as revenue in the period the expenses are incurred.

The Company makes estimates of the uncollectability of its accounts receivable related to base rents, expense reimbursements and other revenues. An allowance for doubtful accounts has been provided against certain tenant accounts receivable that are estimated to be uncollectible. Once the amount is ultimately deemed to be uncollectible, it is written off. Rents receivable at December 31, 2005 and 2004 are shown net of an allowance for doubtful accounts of $3,211 and $3,076, respectively. Interest income from notes receivable is recognized on an accrual basis based on the contractual terms of the notes.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Restricted Cash and Cash in Escrow

Restricted cash and cash in escrow consists principally of cash held for real estate taxes, property maintenance, insurance, minimum occupancy and property operating income requirements at specific properties as required by certain loan agreements.

Income Taxes

The Company has made an election to be taxed, and believes it qualifies as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). To maintain REIT status for Federal income tax purposes, the Company is generally required to distribute to its stockholders at least 90% of its REIT taxable income as well as comply with certain other requirements as defined by the Code. Accordingly, the Company is not subject to federal corporate income tax to the extent that it distributes 100% of its REIT taxable income each year.

Although it may qualify for REIT status for Federal income tax purposes, the Company is subject to state income or franchise taxes in certain states in which some of its properties are located. In addition, taxable income from non-REIT activities managed through the Company's taxable REIT subsidiaries ("TRS") are subject to Federal, state and local income taxes.

TRS income taxes are accounted for under the asset and liability method as required SFAS No. 109, "Accounting for Income Taxes". Under the asset and liability method, deferred income taxes are recognized for the temporary differences between the financial reporting basis and the tax basis of the TRS assets and liabilities.

Stock-based Compensation

Prior to 2002, the Company accounted for stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Effective June 30, 2005, the Company adopted the fair value method of recording stock-based compensation contained in SFAS No. 123R, "Accounting for Stock-Based Compensation". As such, all stock options granted after December 31, 2001 are reflected as compensation expense in the Company's consolidated financial statements over their vesting period based on the fair value at the date the stock-based compensation was granted. As provided for in SFAS No. 123, the Company elected the "prospective method" for the adoption of the fair value basis method of accounting for employee stock options. Under this method, the recognition provisions have been applied to all employee awards granted, modified or settled after January 1, 2002.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)

1. Organization, Basis of Presentation and Summary of Significant Accounting Policies, continued

Stock-based Compensation, continued

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value based method of accounting for stock-based employee compensation for vested stock options granted prior to January 1, 2002. See Note 11 - "Share Incentive Plan" for the assumptions utilized in valuing the below vested stock options:

                                                 Years ended December 31,
                                               -----------------------------
                                                    2004            2003
                                                    ----            ----
Net income:
   As reported                                  $    19,585     $     7,853
                                               =============   =============
   Pro forma                                    $    19,561     $     7,829
                                               =============   =============
Basic earnings per share:
   As reported                                  $      0.67     $      0.30
                                               =============   =============
   Pro forma                                    $      0.67     $      0.29
                                               =============   =============
Diluted earnings per share:
   As reported                                  $      0.65     $      0.29
                                               =============   =============
   Pro forma                                    $      0.65     $      0.29
                                               =============   =============

Recent Accounting Pronouncements

On December 16, 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have "commercial substance." SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 on its effective date did not have a material effect on the Company's consolidated financial statements.

On December 16, 2004, the FASB issued SFAS No. 123R (Revised 2004), "Share-Based Payment". SFAS 123R replaces SFAS No. 123, which the Company adopted on January 1, 2003. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements and be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123R is effective as of the first interim or annual reporting period that begins after June 15, 2005. The Company does not believe that the adoption of SFAS No. 123R will have a material effect on the Company's consolidated financial statements.

 In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS No. 154 changes the requirements for the accounting and reporting of a change in accounting principle by requiring that a voluntary change in accounting principle be applied retrospectively with all prior periods' financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS No. 154 also requires that a change in depreciation or amortization for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle and corrections of errors in previously issued financial statements should be termed a "restatement". SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company believes that the adoption of SFAS No. 154 will not have a material effect on its consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and No. 14". This Statement amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" and resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, "Application of SFAS No. 133 to Beneficial Interests in Securitized Financial Assets." This Statement (a) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, (b) clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, (c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, (d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and (e) amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company believes that the adoption of SFAS No. 155 will not have a material effect on its consolidated financial statements.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


1. Organization, Basis of Presentation and Summary of Significant Accounting Policies, continued

Comprehensive income

The following table sets forth comprehensive income for the years ended December 31, 2005, 2004 and 2003:


                                                                   Years ended December 31,
                                                    ---------------------------------------------------
                                                         2005              2004             2003
                                                    ----------------  ---------------  ----------------
       Net income                                     $      20,626    $      19,585     $       7,853
       Other comprehensive income (1)                         3,168            2,325             1,369
                                                    ----------------  ---------------  ----------------
       Comprehensive income                           $      23,794    $      21,910     $       9,222
                                                    ================  ===============  ================

Notes: (1) Relates to the changes in the fair value of derivative instruments accounted for as cash flow hedges.

The following table sets forth the change in accumulated other comprehensive loss for the years ended December 31, 2005, 2004 and 2003:


                                                                          Years ended December 31,
                                                             -------------------------------------------------
                                                                  2005             2004              2003
                                                             ----------------  --------------- ---------------
Beginning balance                                             $       3,180     $       5,505    $       6,874
Unrealized gain on valuation of  derivative instruments              (3,168)           (2,325)          (1,369)
                                                             ---------------  ----------------  ---------------
Ending balance                                                $          12     $       3,180    $       5,505
                                                             ===============  ================  ===============

Reclassifications

Certain 2004 and 2003 amounts were reclassified to conform to the 2005 presentation.

2.   Acquisition and Disposition of Properties and Discontinued Operations

A. Acquisition and Disposition of Properties

Currently the primary vehicles for the Company's acquisitions are Funds I and II (Note 1).

Dispositions relate to the sale of shopping centers and land. Gains from these sales are recognized in accordance with the provisions of SFAS No. 66, "Accounting for Sales of Real Estate".

Acquisitions

During July of 2005, the Company purchased 4343 Amboy Road located in Staten Island, New York for $16,635 in cash and $200 in Common OP Units.

In March, 2004, the Company, through a newly-formed joint venture with an unaffiliated third-party 10% investor, acquired a $9,600 first mortgage loan secured by a shopping center in Aiken, South Carolina, which was in default, for $5,500 and subsequently acquired the fee interest in this property through a deed in lieu of foreclosure. In September, 2004 this joint venture acquired an adjacent property for a cash price of $1,500. In the fourth quarter of 2005, the Company exchanged its common equity interest in these properties for a 15% preferred equity position. As a result of the afore-mentioned exchange, as of December 31, 2005, the Company accounts for this investment under the equity method (Note 4).

On  September  29,  2004,  in  conjunction  with  an  investment  partner,   P/A
Associates, LLC ("P/A"), Fund II, through Acadia-P/A Holding Company, LLC ("Acadia-P/A"), purchased 400 East Fordham Road in the Bronx, New York for $30,197, inclusive of closing and other related acquisition costs for cash. Subsequent to the closing, Acadia P/A financed this acquisition with an $18,000 mortgage loan from a bank which bears interest at LIBOR plus 175 basis points and matures November 2007. On February 25, 2005, Acadia-P/A purchased a parcel of land adjacent to 400 E. Fordham Road for $867, inclusive of closing and related acquisition costs.

On October 1, 2004, Acadia-P/A entered into a 95-year ground lease to redevelop a 16-acre site in Pelham Manor, Westchester County, New York.

On April 6, 2005, Acadia-P/A purchased a 140,000 square foot building located in the Washington Heights section of Manhattan, New York for a purchase price of $25,000. In September 2005, Acadia-P/A obtained a mortgage loan of $19,000 secured by this property which requires monthly payments of interest only at a fixed interest rate of 5.26% and matures September 2007.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


2. Acquisition and Disposition of Properties and Discontinued Operations, continued

A. Acquisition and Disposition of Properties, continued

Acquisitions, continued

During July 2005, Fund II, in conjunction with its partners in the Retailer Controlled Property Venture, invested $1,000 for a 50% interest in a leasehold located in Rockville, Maryland.

On August 5, 2005, Acadia-P/A purchased 260 East 161st Street in the Bronx, New York for $49,374, inclusive of closing and other related acquisition costs. Concurrent with the closing, Acadia-P/A obtained a short term loan of $12,066 which bears interest at LIBOR plus 150 basis points and matures March 2006.

On November 3, 2005, Fund II acquired a 36-year ground lease interest for a 112,000 square foot building located at Oakbrook Center in the Chicago Metro Area for $6,906, including closing and other acquisition costs. The ground lease expires in July 2017 and has three 10-year-options. The current tenant's lease expires in October 2006 with five 5-year-options at the current rent plus one 15-year option at fair market value. The tenant has exercised the first 5-year option which expires in October 2011.

In December 2005, Acadia-P/A acquired a 65,000 square foot parking garage located at 10th Avenue in Manhattan, New York for $7,000, including closing and other acquisition costs. Concurrent with the closing, Acadia-P/A obtained a $4,900 short term loan which matures on March 31, 2006 and bears interest at LIBOR plus 125 basis points.

Also in December 2005, Acadia-P/A acquired the remaining 40-year term of a leasehold interest on land located at Liberty Avenue in Queens, New York for $308.

 Dispositions

On July 7, 2005, the Company sold the Berlin Shopping Center for $4,000. An impairment loss of $770 was recognized for the year ended December 31, 2005, to reduce the carrying value of this asset to fair value less costs to sell.

On November 22, 2004, the company disposed of the East End Centre, a 308,000 square foot shopping center in Wilkes-Barre, Pennsylvania, for approximately $12,405 resulting in a $6,696 gain on the sale.

On November 8, 2002, the Company and an unaffiliated joint venture partner completed the sale of a contract to purchase land in Bethel, Connecticut, to the Target Corporation for $1,540 after closing and other related costs. The joint venture received a $1,632 note receivable for the net purchase price and additional reimbursements due from the buyer and deferred recognition of the gain on sale in accordance with SFAS No. 66. The note was paid in full on January 10, 2003, and as such, the Company's share of the deferred gain, or $634, was recognized in 2003. Additional amounts held in escrow from the closing of $932 were released to the Company during 2004 and recognized as additional gain. Of this amount, $466 was attributable to the Company's joint venture partner and reflected in minority interest in the Company's consolidated statement of income.

B. Discontinued Operations

SFAS No. 144 requires discontinued operations presentation for disposals of a "component" of an entity. In accordance with SFAS No. 144, for all periods presented, the Company reclassified its consolidated statements of income to reflect income and expenses for properties which became held for sale subsequent to December 31, 2001, as discontinued operations and reclassified its consolidated balance sheets to reflect assets and liabilities related to such properties as assets and liabilities related to discontinued operations.

The combined results of operations of either sold properties or properties held for sale are reported separately as discontinued operations for the years ended December 31, 2005, 2004 and 2003. These are related to the Berlin Shopping Center, which was sold on July 7, 2005,the East End Centre, which was sold on November 22, 2004 and five properties which were being marketed for sale subsequent to December 31, 2005.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)

2. Acquisition and Disposition of Properties and Discontinued Operations, continued

B. Discontinued Operations, continued

The combined results of operations and assets and liabilities of the properties classified as discontinued operations are summarized as follows:

ASSETS                                       December 31,      December 31,
                                                 2005              2004
                                         ------------------------------------
Net real estate                          $           35,538  $        38,193
Rents receivable, net                                 2,214            2,961
Other assets                                          1,974            2,390
                                         ------------------------------------
Total Assets                             $           39,726  $        43,544
                                         ====================================
LIABILITIES AND DEFICIT
Mortgage notes payable                   $           13,800  $        14,079
Accounts payable and accrued expenses                   653              568
Other liabilities                                       611              552
                                         ------------------------------------
Total liabilities                                    15,064           15,199

Surplus                                              24,662           28,345
                                         ------------------------------------

Total liabilities and surplus            $           39,726  $        43,544
                                         ====================================




                                                                      Years ended December 31,
                                                            ----------------------------------------------
                                                               2005            2004              2003
                                                               ----            ----              ----

      Total revenues                                      $       9,437   $      11,113   $        10,982
      Total expenses                                              7,614           9,517             9,539
                                                         ---------------  --------------  ----------------
                                                                  1,823           1,596             1,443
      Impairment of real estate                                    (770)             --                --
      (Loss) gain on sale of properties                             (50)          6,696                --
      Minority interest                                             (20)           (165)              121
                                                         ---------------  --------------  ----------------
      Income from discontinued operations                 $         983   $       8,127    $        1,564
                                                         ===============  ==============  ================

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)

3.   Segment Reporting

The Company has two reportable segments: retail properties and multi-family properties. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates property performance primarily based on net operating income before depreciation, amortization and certain nonrecurring items. The reportable segments are managed separately due to the differing nature of the leases and property operations associated with the retail versus residential tenants. The following table sets forth certain segment information for the Company, reclassified for discontinued operations, as of and for the years ended December 31, 2005, 2004, and 2003 (does not include unconsolidated partnerships):

                                      2005

                                                                Retail        Multi-Family         All
                                                              Properties       Properties         Other        Total
                                                           ----------------- ----------------  ------------ -------------
Revenues                                                     $       86,070   $        7,688    $    7,048   $   100,806
Property operating expenses and real estate taxes                    21,236            4,253            --        25,489
Other Expenses                                                        9,396              267         6,490        16,153
                                                              --------------   --------------    ----------   -----------
Net property income before depreciation and amortization     $       55,438   $        3,168    $      558   $    59,164
                                                              ==============   ==============    ==========   ===========
Depreciation and amortization                                $       23,989   $        1,465    $      451   $    25,905
                                                              ==============   ==============    ==========   ===========
Interest expense                                             $       17,449   $        1,355    $       --   $    18,804
                                                              ==============   ==============    ==========   ===========
Real estate at cost                                          $      668,273   $       41,633    $       --   $   709,906
                                                              ==============   ==============    ==========   ===========
Total assets                                                 $      755,691   $       37,295    $   48,605   $   841,591
                                                              ==============   ==============    ==========   ===========
Expenditures for real estate and improvements                $      130,059   $        1,018    $       --   $   131,077
                                                              ==============   ==============    ==========   ===========


Reconciliation to net income

Net property income before depreciation and amortization        $       59,164
Depreciation and amortization                                          (25,905)
Equity in earnings of unconsolidated partnerships                       21,280
Interest expense                                                       (18,804)
Income from discontinued operations                                        983
Income taxes                                                            (2,140)
Minority interest                                                      (13,952)
                                                                 --------------
Net income                                                      $       20,626
                                                                 ==============

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


3.   Segment Reporting, continued


                                      2004


                                                                    Retail        Multi-Family          All
                                                                  Properties       Properties          Other       Total
                                                                ---------------- ----------------  ------------ -------------
Revenues                                                          $      76,529   $        7,596    $    2,957   $    87,082
Property operating expenses and real estate taxes                        21,060            4,134            --        25,194
Other expenses                                                            7,593              490         2,858        10,941
                                                                ---------------- ----------------  ------------ -------------
Net property income before depreciation and amortization          $      47,876   $        2,972    $       99   $    50,947
                                                                ================ ================  ============ =============
Depreciation and amortization                                     $      21,020   $        1,433    $      328   $    22,781
                                                                ================ ================  ============ =============
Interest expense                                                  $      15,169   $        1,518    $       --   $    16,687
                                                                ================ ================  ============ =============
Real estate at cost                                               $     558,943   $       40,615    $       --   $   599,558
                                                                ================ ================  ============ =============
Total assets                                                      $     579,110   $       36,872    $   20,749   $   636,731
                                                                ================ ================  ============ =============
Expenditures for real estate and improvements                     $      47,769   $          842    $       --   $    48,611
                                                                ================ ================  ============ =============

Reconciliation to net income
Net property income before depreciation and amortization         $      50,947
Depreciation and amortization                                          (22,781)
Equity in earnings of unconsolidated partnerships                          513
Interest expense                                                       (16,687)
Gain on sale of land                                                       932
Income from discontinued operations                                      8,127
Minority interest                                                       (1,466)
                                                               ----------------
Net income                                                       $      19,585
                                                               ================

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


3.   Segment Reporting, continued


                                                                    2003

                                                                    Retail        Multi-Family         All
                                                                  Properties       Properties         Other         Total
                                                                ---------------- ----------------  ------------- -------------
Revenues                                                          $      73,185     $      7,318    $     2,288   $    82,791
Property operating expenses and real estate taxes                        19,530            4,187             --        23,717
Other expenses                                                            8,751            1,005          1,057        10,813
                                                                ---------------- ----------------  ------------- -------------
Net property income before depreciation and amortization          $      44,904     $      2,126    $     1,231   $    48,261
                                                                ================ ================  ============= =============
Depreciation and amortization                                     $      22,015     $      1,336    $       321   $    23,672
                                                                ================ ================  ============= =============
Interest expense                                                  $      14,043     $      1,530    $        --   $    15,573
                                                                ================ ================  ============= =============
Real estate at cost                                               $     502,118     $     39,774    $        --   $   541,892
                                                                ================ ================  ============= =============
Total assets                                                      $     505,818     $     36,830    $    13,630   $   556,278
                                                                ================ ================  ============= =============
Expenditures for real estate and improvements                     $      73,647     $      1,378    $        --   $    75,025
                                                                ================ ================  ============= =============


Reconciliation to net income
Net property income before depreciation and amortization         $      48,261
Depreciation and amortization                                          (23,672)
Equity in earnings of unconsolidated partnerships                          985
Interest expense                                                       (15,573)
Gain on sale of land                                                     1,187
Income from discontinued operations                                      1,564
Minority interest                                                       (4,899)
                                                               ----------------
Net income                                                       $       7,853
                                                               ================

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


4.   Investments in Unconsolidated Partnerships

Crossroads

The Company owns a 49% interest in the Crossroads Joint Venture and Crossroads II Joint Venture (collectively, "Crossroads") which collectively own a 311,000 square foot shopping center in White Plains, New York. The Company accounts for its investment in Crossroads using the equity method. Summary financial information of Crossroads and the Company's investment in and share of income from Crossroads follows:


                                                                         December 31,
                                                                ------------------------------
                                                                    2005            2004
                                                                --------------  --------------
                 Balance Sheets
                 Assets:
                 Rental property, net                           $       6,458   $       6,939
                 Other assets                                           5,543           6,129
                                                                --------------  --------------
                 Total assets                                   $      12,001   $      13,068
                                                                ==============  ==============
                 Liabilities and partners' equity
                 Mortgage note payable                          $      64,000   $      64,000
                 Other liabilities                                      2,359           2,481
                 Partners' equity                                     (54,358)        (53,413)
                                                                --------------  --------------
                 Total liabilities and partners' equity         $      12,001   $      13,068
                                                                ==============  ==============
                 Company's investment                           $     (10,315)  $      (9,304)
                                                                ==============  ==============


                                                                          Years Ended December 31,
                                                                ---------------------------------------------
                                                                    2005            2004            2003
                                                                --------------  --------------  -------------
        Statements of Income
        Total revenue                                           $       8,772   $       8,160   $      8,324
        Operating and other expenses                                    2,581           2,707          2,465
        Interest expense                                                3,632           2,740          2,542
        Depreciation and amortization                                     654             778            570
                                                                --------------  --------------  -------------
        Net income                                              $       1,905   $       1,935   $      2,747
                                                                ==============  ==============  =============
        Company's share of net income                           $         988   $       1,112   $      1,377
        Amortization of excess investment (See below)                     392             392            392
                                                                --------------  --------------  -------------
        Income from partnerships                                $         596   $         720   $        985
                                                                ==============  ==============  =============


The unamortized excess of the Company's investment over its share of the net equity in Crossroads at the date of acquisition was $19,580. The portion of this excess attributable to buildings and improvements are being amortized over the life of the related property.

Fund I and Fund II

Funds I and II have a minority interest in the following investments which are accounted for under the equity method:

     - Fund I has a 50% interest in Haygood Shopping Center and Sterling Heights Shopping Center which was acquired for an aggregate investment of $3,184. These assets are part of the portfolio that the Company currently manages as a result of its January 2004 acquisition of certain management contracts (note 7).

     - Fund I has a 50% interest in a 35,000 square foot shopping center in Tarrytown, New York, in which the Company has invested approximately $3,200.

     - Fund I has a preferred equity interest in Hitchcock and Pine Log Plazas (Note 2A).

     - Fund II has a 50% interest in a leasehold located in Rockville, Maryland in which the Company has invested $1,008 together with its partners in the Retailer Controlled Property Venture.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


4.   Investments in Unconsolidated Partnerships, continued

Fund I and Fund II, continued

Summary financial information for these investments is as follows:


                                                                                  December 31,
                                                                     -------------------------------------
                                                                           2005                2004
                                                                     ------------------   ----------------
                 Balance Sheets
                 Assets:
                 Rental property, net                                $          31,093    $        22,895
                 Other assets                                                    8,708              1,756
                                                                     ------------------   ----------------
                 Total assets                                        $          39,801    $        24,651
                                                                     ==================   ================
                 Liabilities and partners' and members' equity
                 Mortgage note payable                               $          16,340    $        10,579
                 Other liabilities                                               5,265              1,401
                 Partners' equity                                               18,196             12,671
                                                                     ------------------   ----------------
                 Total liabilities and partners' or members' equity  $          39,801    $        24,651
                                                                     ==================   ================
                 Company's investment                                $          10,489    $         6,308
                                                                     ==================   ================





                                                                          Years Ended December 31,
                                                                ---------------------------------------------
                                                                    2005            2004            2003
                                                                --------------  --------------  -------------
        Statements of Income
        Total revenue                                           $       3,778   $         380   $          -
        Operating and other expenses                                    2,206               -              -
        Interest expense                                                  906             384              -
        Depreciation and amortization                                     927             416              -
                                                                --------------  --------------  -------------
        Net loss                                                $        (261)  $        (420)  $          -
                                                                ==============  ==============  =============
        Company's share of net loss                             $        (268)  $        (207)  $          -
                                                                ==============  ==============  =============

As of December 31, 2005, the Company has provided $3,900 of mortgage financing secured by the Hitchcock Plaza and Pine Log Plaza. The loan matures March 2006 and currently requires the payment of interest at 6%. In addition, the Company had outstanding advances to affiliates totaling $752 and $997 as of December 31, 2005 and 2004, respectively.


Mervyns I and II

On January 27, 2004, the Company entered into the Retailer Controlled Property Venture ("RCP Venture") with Klaff Realty, L.P. ("Klaff") and Klaff's long-time capital partner Lubert-Adler Management, Inc. for the purpose of making investments in surplus or underutilized properties owned by retailers. On September 2, 2004, Mervyns I and Mervyns II invested, on a non-recourse basis, in the acquisition of Mervyn's through a minority interest in a newly-formed Limited Liability Company, KLA/Mervyns, L.L.C. ("KLAM") which, as part of an investment consortium of Sun Capital Partners, Inc. and Cerberus Capital Management L.P., acquired Mervyn's from Target Corporation. The total acquisition price was $1,175,000, with Mervyns I and II's combined $23,520 share of the investment divided equally between them. During the year ended December 31, 2005, Mervyns I and II contributed an additional total of $1,040 into KLAM. During the year ended December 31, 2005, Mervyns I and II recognized $20,902 of income from KLAM representing its share of net income from this investment and received distributions totaling $42,740. As of December 31, 2005, Mervyns I and II net investment in KLAM totaled $2,722.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


4.   Investments in Unconsolidated Partnerships, continued

Preferred Equity Investment

In March of 2005, the Company invested $20,000 in a preferred equity position ("Preferred Equity") with Levitz SL, L.L.C. ("Levitz SL"), the owner of 2.5 million square feet of fee and leasehold interests in 30 locations (the "Properties"), the majority of which are currently leased to Levitz Furniture Stores. Klaff Realty L.P. ("Klaff") is a managing member of Levitz SL. The Preferred Equity receives a return of 10%, plus a minimum return of capital of $2,000 per annum. At the end of 12 months, the rate of return will be reset to the six-month LIBOR plus 644 basis points. The Preferred Equity is redeemable at the option of Levitz SL at any time, although if redeemed during the first 12 months, the redemption price is equal to the outstanding amount of the Preferred Equity, plus the return calculated for the remainder of the 12-month period. In October 2005, Levitz Furniture filed for bankruptcy under Chapter 11. The Company has a preferred equity investment of $19,000 at December 31, 2005. Levitz was in arrears in minimum return of capital by $0.5 million. This investment was not made based on Levitz remaining as a tenant, but rather based on the underlying value of the real estate, which management believes is sufficient to recover our equity investment and the return attributable thereto. Accordingly, no reserve is required at December 31, 2005.


5.   Deferred Charges

Deferred charges consist of the following as of December 31, 2005 and 2004:

                                                     December 31,
                                             =============================
                                                 2005           2004
                                                 ----           -----
Deferred financing costs                      $      9,631   $      7,552
Deferred leasing and other costs                    25,855         16,293
                                             -------------- --------------
                                                    35,486         23,845
Accumulated amortization                           (11,747)       (11,039)
                                             -------------- --------------
                                              $     23,739   $     12,806
                                             ============== ==============

6.   Mortgage Loans and Other Debt

At December 31, 2005, mortgage notes payable aggregated $382,463 and were collateralized by 51 properties and related tenant leases. Interest rates ranged from 4.7% to 8.2%. Mortgage payments are generally due in monthly installments of principal and/or interest and mature on various dates through 2022. Certain loans are cross-collateralized and cross-defaulted. The loan agreements contain customary representations, covenants and events of default. Certain loan agreements require the Company to comply with certain affirmative and negative covenants, including the maintenance of certain debt service coverage and leverage ratios.

On February 25, 2005, the Company drew down $20,000 under an existing revolving facility, which bears interest at LIBOR plus 150 basis points. The proceeds from this drawdown were utilized for the Preferred Equity investment (Note 4).


During April 2005, the company borrowed $7,400 under an existing secured revolving facility.


On May 26, 2005, the Company closed on a $65,000 cross-collateralized revolving facility which is collateralized by five of the Company's properties. The facility bears interest at LIBOR plus 130 basis points and matures June 1, 2010. At closing, the lender advanced $12,000, of which $7,400 was used to refinance an existing facility with the same lender. On June 27, 2005, an additional $20,000 was drawn on this line. On October 21, 2005, $10,000 was repaid on this line resulting in $22,000 outstanding under this facility as of December 31, 2005.


On August 31, 2005, the company closed on a $17,600 loan, which bears interest at a fixed rate of 4.98%. This loan, which matures September 2015, requires the payment of interest only until October 2010, and thereafter interest and principal based on 30 year amortization. The proceeds from this loan were in part used to pay down $15,000 on an existing line.


On October 17, 2005, the Company closed on a $12,500 loan, which bears interest at a fixed rate of 5.12%. This loan, which matures November 2015, requires the payment of interest only until November 2008, and thereafter interest and principal until maturity. The proceeds from this loan were in part used to pay down $10,000 on the aforementioned $65,000 revolving facility.


On December 9, 2005, the Company closed on a $34,600 loan, which bears interest at a fixed rate of 5.53%. This loan, which matures January 2016, requires the payment of interest only until January 2010, and thereafter interest and principal until maturity.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


6.   Mortgage Loans, continued

Fund II

During March 2005, the Fund obtained a secured revolving line of credit with a bank for $35,000. The revolving line of credit bears interest rate either at Prime plus 0% or LIBOR plus 0.75% at borrower's option. The loan matures at the earlier of three years or the date on which capital commitments have been fully drawn. At December 31, 2005, the outstanding line of credit balance was $24,400.

During August 2005, Acadia-P/A obtained a $12,066 mortgage note secured by the building at 260 East 161st Street. The note bears interest rate either at LIBOR plus 1.50% or Prime Rate plus 0.5%. This loan was subsequently refinanced in the first quarter of 2006 with a $30,000 loan which bears interest at LIBOR plus 1.40% and matures in April 2008.

During September 2005, Acadia-P/A financed 4650 Broadway with a $19,000 mortgage loan which bears interest at a fixed rate of $5.26%. The loan matures on the earlier of September 1, 2007 or the termination of the lease with the City of New York.

In conjunction with the December, 2005 acquisition of 216th Street, Acadia-P/A obtained a $4,900 loan which bears interest at a rate of LIBOR plus 1.25% and matures in December 31, 2008.

The following table summarizes the Company's mortgage indebtedness as of December 31, 2005 and 2004 (exclusive of mortgage debt of discontinued operations of $13,800 and $14,079, respectively):


                                          December 31,     December 31,        Interest Rate at                   Properties Payment
                                              2005             2004            December 31, 2005       Maturity   Encumbered  Terms
                                          --------------- ---------------  --------------------------------------------------------

Mortgage notes payable - variable rate
Washington Mutual Bank, FA                $       23,669   $      24,294       5.89% (LIBOR + 1.50%)     04/01/11       (1)    (23)
Bank of America, NA                               44,485          44,485       5.79% (LIBOR + 1.40%)     06/29/12       (2)    (24)
Bank of America, NA                               10,082          10,252       5.79% (LIBOR + 1.40%)     06/29/12       (3)    (23)
Bank of America, NA                               22,000              --       5.69% (LIBOR + 1.30%)     06/01/10       (4)    (25)
Bank of America, NA                               12,066              --       5.89% (LIBOR + 1.50%)     01/31/06       (5)    (25)
Bank of America, NA                                4,900              --       5.64% (LIBOR + 1.25%)     12/31/08       (6)    (25)
Bank of China                                     18,000          18,000   6.14% (LIBOR +1.75%)          11/01/07       (7)    (25)
Bank One, N.A.                                     5,570           5,704   6.39% (LIBOR + 2.00%)         10/05/07       (8)    (23)
Interest rate swaps                              (92,376)        (86,156)
                                             ------------    ------------

      Total variable-rate debt                    48,396          16,579
                                             ------------    ------------
Mortgage notes payable - fixed rate
Bank of America, N.A.                             15,882          16,062             7.55%               01/01/11       (9)    (23)
RBS Greenwich Capital                             15,000          15,000             5.64%               09/06/14      (10)    (23)
RBS Greenwich Capital                             15,894          16,000             5.19%               06/01/13      (11)    (26)
SunAmerica Life Insurance Company                 12,936          13,189             6.46%               07/01/07      (12)    (23)
RBS Greenwich Capital                             17,600              --             4.98%               09/06/15      (13)    (23)
RBS Greenwich Capital                             12,500              --             5.12%               11/06/15      (14)    (27)
Bear Stearns Commercial Mortgage, Inc.            34,600              --             5.53%               01/01/16      (15)    (28)
Cortland Deposit Corp.                             9,900          12,375             6.62%               02/01/09      (16)    (29)
Cortland Deposit Corp.                             9,785          12,232             6.51%               01/15/09      (17)    (29)
The Ohio National Life Insurance Company           4,667           4,797             8.20%               06/01/22      (18)    (23)
Canada Life Insurance Company                      6,945           7,128             8.00%               01/01/23      (19)    (23)
Bank of China                                     19,000              --             5.26%               09/01/07      (20)    (25)
UBS Warburg Real Estate Investments, Inc.         30,000          30,000             4.69%               02/11/08      (21)
UBS Warburg Real Estate Investments, Inc.         21,018          21,253             7.01%               07/11/12      (21)
UBS Warburg Real Estate Investments, Inc.         15,964          16,134             7.32%               06/11/12      (22)
Interest rate swaps                               92,376          86,156             5.77%                   (30)
                                             ------------    ------------
      Total fixed-rate debt                      334,067         250,326
                                             ------------    ------------
                                          $      382,463   $     266,905
                                             ============    ============

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)



6.   Mortgage Loans, continued


Notes:

(1)  Ledgewood Mall                          (17)  Safeway Portfolio

(2)  Branch Shopping Center                  (18)  Amherst Marketplace
     Abington Towne Center
     Methuen Shopping Center                 (19)  Sheffield Crossing

(3)  Smithtown Shopping Center               (20)  4650 Broadway Avenue

(4)  Bloomfield Town Square                  (21)  Brandywine Town Center
     Walnut Hill Plaza
     Hobson West Plaza                       (22)  Market Square Shopping Center
     Marketplace of Absecon
     Village Apartments                      (23)  Monthly principal and interest payments
      There is additional capacity of
     $43,000 on this facility                (24)  Annual principal and monthly interest payments

(5)  260 East 161st Street                   (25)  Interest only monthly payments

(6)  216th Street                            (26)  Interest only until 5/05; monthly principal and interest payments thereafter

(7)  400 East Fordham Road                   (27)  Interest only until 11/08; monthly principal and interest payments thereafter
(8)  Granville Center
                                             (28)  Interest   only  until  1/10;
                                                   monthly     principal     and
                                                   interest payments thereafter

(9)  GHT Apartments/Colony                   (29)  Semi-annual    interest   and
                                                   annual   principal   payments

(10) New Loudon Center                       (30)  Maturing  between 10/1/06 and
                                                   1/1/11

(11) 239 Greenwich Avenue (12) Merrillville Plaza

(13) Crescent Plaza

(14) Pacesetter Park Shopping Plaza

(15) Elmwood Park Shopping Center

(16) Kroger Portfolio

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)



6.   Mortgage Loans, continued

Pursuant to the requirements of SFAS No. 141, the Company has recorded a deferred credit of $4,137 and $4,666 as of December 31, 2005 and 2004, respectively, which is included in mortgage notes payable in the accompanying Consolidated Balance Sheet and is being amortized to interest expense over the remaining terms of the underlying mortgage loans.

The scheduled principal repayments of all indebtedness as of December 31, 2005 are as follows:

                     2006             $    24,813
                     2007                  64,463
                     2008                  64,562
                     2009                  11,230
                     2010                  39,484
                     Thereafter           202,311
                                      ------------
                                      $   406,863
                                      ============

7.   Shareholders' Equity and Minority Interests

Common Shares

In March of 2004, a secondary public offering was completed for a total of 5,750,000 Common Shares. The selling shareholders, Yale University and its affiliates ("Yale") and Ross Dworman, a former trustee, sold 4,191,386 and 1,558,614 Common Shares, respectively. The Company did not sell any Common Shares in the offering and did not receive any proceeds from the offering.

During November 2004, the Company issued 1,890,000 Common Shares (the "Offering"). The $28,312 in proceeds from the Offering, net of related costs, was used to retire above-market, fixed-rate indebtedness as well as to invest in real estate assets. Yale and Kenneth F. Bernstein, the Company's Chief Executive Officer, also sold 1,000,000, and 110,000 Common Shares, respectively, in connection with this transaction. Mr. Bernstein sold 110,000 Common Shares in connection with his exercise of options to purchase 150,000 Common Shares. In October 2005, the Board of Trustees approved a resolution permitting one of its institutional shareholders, which at the time owned approximately 3.8% of the Company's outstanding Common Shares, to acquire additional shares through open market purchases. This waiver of the Company's share ownership limitation permitted this shareholder to acquire up to an additional 6% of the Company's shares through December 31, 2005, or an aggregate of up to 9.8% of the Company's Common Shares.

Through December 31, 2005, the Company had repurchased 2,051,605 Common Shares at a total cost of $11,650 (of which 2,009,509 of these Common Shares have been subsequently reissued) under its share repurchase program that allows for the repurchase of up to $20,000 of its outstanding Common Shares. The repurchased shares are reflected as a reduction of par value and additional paid-in capital.

Minority Interests

Minority interest in the Operating Partnership represents (i) the limited partners' interest of 653,360 and 392,255 Common OP Units at December 31, 2005 and 2004, respectively, (ii) 884 and 1,580 Series A Preferred OP Units at December 31, 2005 and 2004, respectively, with a nominal value of $1,000 per unit, which are entitled to a preferred quarterly distribution of the greater of
(a) $22.50 per unit (9% annually) per Series A Preferred OP Unit or (b) the quarterly distribution attributable to a Series A Preferred OP Unit if such unit were converted into a Common OP Unit, and (iii) 4,000 Series B Preferred OP Units at both December 31, 2005 and 2004 with a nominal value of $1,000 per unit, which are entitled to a preferred quarterly distribution of the greater of
(a) $13.00 (5.2% annually) per unit or (b) the quarterly distribution attributable to a Series B Preferred OP Unit if such unit were converted into a Common OP Unit.

During July 2005, the Company issued to a third party 11,105 Restricted Common OP Units valued at $18.01 per unit in connection with the purchase of 4343 Amboy Road. The holder of the Common OP Units was restricted from selling these for six months from the date of the transaction.

Minority interests in partially-owned affiliates include third-party interests in three partnerships in which the Company has a majority ownership position. As discussed in Note 1, the Company's previously issued consolidated financial statements for the three years ended December 31, 2005 have been restated to reflect the adoption of EITF 04-5. Accordingly, the accompanying financial statements have been adjusted to include the limited partners' and non-managing members' interests in Funds I and II, and Mervyns I and II as additional minority interests in partially-owned affiliates.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)



7.   Shareholders' Equity and Minority Interests, continued

In February 2005, the Company issued $4,000 (250,000 Restricted Common OP Units valued at $16.00 each) of Restricted Common OP Units to Klaff in consideration for the 25% balance of certain management contract rights as well as the rights to 25% of certain potential future revenue streams. This followed the acquisition of 75% of the management contract rights and 75% of certain potential future revenue streams from Klaff in January 2004 as reflected below. The Restricted Common OP Units are convertible into the Company's Common Shares on a one-for-one basis after a five-year lock-up period. $1,116 of the purchase price was allocated to investment in management contracts in the consolidated balance sheet and is being amortized over the estimated remaining life of the contracts. The remainder of the purchase price has been allocated to deferred charges in the consolidated balance sheet and will be allocated to future revenue streams as identified.

During 2005 and 2004, various limited partners converted a total of 746,762 and 2,058,804 Common OP Units into Common Shares on a one-for-one basis, respectively. Mr. Dworman, a trustee of the Company, received 34,841 of Common OP Units through various affiliated entities during 2003 (Note 8).

The Series A Preferred OP Units were issued on November 16, 1999 in connection with the acquisition of all the partnership interests of the limited partnership which owns the Pacesetter Park Shopping Center. Certain Series A Preferred OP Unit holders converted 696 Series A Preferred OP Units into 92,800 Common OP Units and then into Common Shares during 2005. The Series A Preferred OP Units are currently convertible into Common OP Units based on the stated value divided by $7.50. After the seventh anniversary following their issuance, either the Company or the holders can call for the conversion of the Series A Preferred OP Units at the lesser of $7.50 or the market price of the Common Shares as of the conversion date.

The Series B Preferred OP Units were issued to Klaff Realty LP ("Klaff") in January 2004 in consideration for the acquisition of certain management contract rights. The Preferred OP Units are convertible into Common OP Units based on the stated value of $1,000 divided by $12.82 at any time. Additionally, Klaff may redeem them at par for either cash or Common OP Units after the earlier of the third anniversary of their issuance, or the occurrence of certain events including a change in the control of the Company. Finally, after the fifth anniversary of the issuance, the Company may redeem the Preferred OP Units and convert them into Common OP Units at market value as of the redemption date.


8.   Related Party Transactions

In February 2005, the Company issued $4,000 of Restricted Common OP Units to Klaff for the balance of certain management contract rights as well as the rights to certain potential future revenue streams (Note 7).

In March 2005, the Company completed a $20,000 Preferred Equity Investment with Levitz SL, of which Klaff, a common and preferred OP unit holder, is the managing member.

The Company also earns fees in connection with its rights to provide asset management, leasing, disposition, development and construction services for an existing portfolio of retail properties and/or leasehold interests in which Klaff, a preferred OP unit holder, has an interest. Net fees earned by the Company in connection with this portfolio were $3,602 and $885 for the years ended December 31, 2005 and 2004, respectively. These amounts are net of the payment of sub-management fees to Klaff of $303 and $1,591 for the years ended December 31, 2005 and 2004, respectively.

The Company managed one property in which a major shareholder of the Company had an ownership interest and earned a management fee of 3% of tenant collections. Management fees earned by the Company under this contract aggregated $142 for the year ended December 31, 2004. In addition, the Company earned leasing commission of $157 related to this property for the year ended December 31, 2004. In connection with the sale of the property on July 12, 2004, the management contract was terminated and the Company earned a $75 disposition fee.

Lee Wielansky, the Lead Trustee of the Company, was paid a consulting fee of $100 for both years ended December 31, 2005 and 2004.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)



8.   Related Party Transactions, continued

On March 19, 2004, Ross Dworman, a former trustee of the Company, and certain entities controlled by Mr. Dworman converted 1,000,000 share options and 548,614 OP Units held by them in connection with a secondary public offering. Included in the Common OP Units converted to Common Shares during 2003 were 2,300 Common OP Units converted by Mr. Dworman who then transferred them to a charitable foundation in accordance with a pre-existing arrangement.

During the year ended December 31, 2004, Kenneth F. Bernstein, President and Chief Executive Officer, and certain trustees of the Company exercised 400,000 and 20,000 options to purchase Common Shares, respectively.

9.   Tenant Leases

Space in the shopping centers and other retail properties is leased to various tenants under operating leases that usually grant tenants renewal options and generally provide for additional rents based on certain operating expenses as well as tenants' sales volume.

Minimum future rentals to be received under non-cancelable leases for shopping centers and other retail properties as of December 31, 2005 are summarized as follows:

                        2006             $    79,057
                        2007                  72,790
                        2008                  66,962
                        2009                  62,664
                        2010                  53,254
                        Thereafter           275,990
                                         ------------
                                         $   610,717
                                         ============

Minimum future rentals above include a total of $4,180 for three tenants (with four leases), which have filed for bankruptcy protection. None of these leases have been rejected nor affirmed. During the years ended December 31, 2005, 2004 and 2003, no single tenant collectively accounted for more than 10% of the Company's total revenues.

10.   Lease Obligations

The Company leases land at six of its shopping centers, which are accounted for as operating leases and generally provide the Company with renewal options. Ground rent expense was $3,480 (including capitalized ground rent at a property under development of $2,684, $1,463 and $780 for the years ended December 31, 2005, 2004 and 2003, respectively. The leases terminate at various dates between 2008 and 2066. Four of these leases provide the Company with options to renew for additional terms aggregating from 20 to 60 years. The Company leases space for its White Plains corporate office for a term expiring in 2010. Office rent expense under this lease was $412, $239 and $242 for the years ended December 31, 2005, 2004 and 2003, respectively. Future minimum rental payments required for leases having remaining non-cancelable lease terms are as follows:

                        2006             $     3,292
                        2007                   3,348
                        2008                   3,430
                        2009                   3,727
                        2010                   4,381
                        Thereafter           112,118
                                         ------------
                                          $  130,296
                                         ============

11.   Share Incentive Plan

During 1999, the Company adopted the 1999 Share Incentive Plan (the "1999 Plan"), which replaced both the 1994 Share Option Plan and the 1994 Non-Employee Trustees' Share Option Plan. The 1999 Plan authorizes the issuance of options equal to up to 8% of the total Common Shares outstanding from time to time on a fully diluted basis. However, not more than 4,000,000 of the Common Shares in the aggregate may be issued pursuant to the exercise of options and no participant may receive more than 5,000,000 Common Shares during the term of the 1999 Plan. Options are granted by the Share Option Plan Committee (the "Committee"), which currently consists of two non-employee Trustees, and will not have an exercise price less than 100% of the fair market value of the Common Shares and a term of greater than ten years at the grant date. Vesting of options is at the discretion of the Committee with the exception of options granted to non-employee Trustees, which vest in five equal annual installments beginning on the date of grant.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)



11.   Share Incentive Plan, continued

The 1999 Plan also provides for the granting of share appreciation rights, restricted shares and performance units/shares. Share appreciation rights provide for the participant to receive, upon exercise, cash and/or Common Shares, at the discretion of the committee, equal to the excess of the market value of the Common Shares at the exercise date over the market value of the Common Shares at the Grant Date. The Committee will determine the award and restrictions placed on restricted shares, including the dividends thereon and the term of such restrictions. The Committee also determines the award and vesting of performance units and performance shares based on the attainment of specified performance objectives of the Company within a specified performance period. Through December 31, 2005, no share appreciation rights or performance units/shares have been awarded.

During 2003, the Company adopted the 2003 Share Incentive Plan (the "2003 Plan") because no Common Shares remained available for future grants under the 1999 Plan. The 2003 Plan provides for the granting of options, share appreciation rights, restricted shares and performance units (collectively, "Awards") to officers, employees and trustees of the Company and consultants to the Company. The 2003 Plan is generally identical to the 1999 Plan, except that the maximum number of Common Shares that the Company may issue pursuant to the 2003 Plan is four percent of the Common Shares outstanding from time to time on a fully diluted basis. However, no participant may receive more than 1,000,000 Common Shares during the term of the 2003 Plan with respect to Awards. Pursuant to the 2003 Plan, non-employee Trustees receive an automatic grant of 3,000 options following each Annual Meeting of Shareholders.

As of December 31, 2005, the Company has 437,242 options outstanding to officers and employees. These fully vested options are for ten-year terms from the grant date and vested in three equal annual installments which began on the grant date. In addition, 40,000 options have been issued to non-employee Trustees of which 13,400 options were vested as of December 31, 2005.

During 2005, the Company issued a total of 109,826 restricted Common Shares ("Restricted Shares") to executive officers ("Officers") and 23,642 Restricted Shares (net of subsequent forfeitures) to certain employees ("Employees") of the Company. In general, the Restricted Shares carry all the rights of Common Shares including voting and dividend rights, but may not be transferred, assigned or pledged until the Recipients have a vested non-forfeitable right to such shares. Vesting with respect to the Restricted Shares issued to Officers, which is subject to the recipients' continued employment with the Company through the applicable vesting dates, is ratably over four years commencing on the first anniversary of the Grant Date and each of the next three anniversaries thereafter. In addition, vesting on 50% of these Restricted Shares is also subject to certain total shareholder returns on the Company's Common Shares. Vesting with respect to the Restricted Shares issued to Employees, which is subject to the Recipients' continued employment with the Company through the applicable vesting dates, is ratably over five years commencing on the Grant Date and each of the next four anniversaries thereafter. In addition, vesting on 25% of these Restricted Shares is also subject to certain total shareholder returns on the Company's Common Shares.

The total value of the above Restricted Share awards on the date of grant was $2,179 which will be recognized in compensation expense over the vesting period.

For the year ended December 31, 2004, 126,853 Restricted Shares (net of forfeitures) were issued pursuant to the 2003 Plan. The total value of the Restricted Share awards on the date of grant was $1,586 which will be recognized in expense over the vesting period. No awards of share appreciation rights or performance units/shares were granted for the years ended December 31, 2005, 2004 and 2003.

For the years ended  December 31, 2005,  2004 and 2003,  $1,029,  $764 and $410,
respectively, were recognized in compensation expense related to Restricted Share grants. Unearned compensation of $3,541 as of December 31, 2005 will be recognized in expense as such shares vest.

Effective January 1, 2002, the Company adopted the fair value method of recording stock-based compensation contained in SFAS No. 123, "Accounting for Stock-Based Compensation". As such, stock based compensation awards are expensed over the vesting period based on the fair value at the date the stock-based compensation was granted.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)



11.   Share Incentive Plan, continued

The Company has used the Binomial method for 2005 and the Black-Scholes option-pricing model in previous years for purposes of estimating the fair value in determining compensation expense for options granted for the years ended December 31, 2005, 2004 and 2003. The Company has also used this model for the pro forma information regarding net income and earnings per share as required by SFAS No. 123 for options issued for the year ended December 31, 2001 as if the Company had also accounted for these employee stock options under the fair value method. The fair value for the options issued by the Company was estimated at the date of the grant using the following weighted-average assumptions resulting in:


                                                                                 Years ended December 31,
                                                                 ----------------------------------------------------------
                                                                     2005                  2004                  2003
                                                                 --------------       ---------------       ---------------
         Risk-free interest rate                                           4.0%                  4.0%                  4.4%
         Dividend yield                                                    4.2%                  4.2%                  5.8%
         Expected life                                               7.5 years             7.5 years            10.0 years
         Expected volatility                                              18.0%                 18.0%                 18.0%
         Fair value at date of grant (per option)                $        2.57        $         2.17        $         0.82

Changes in the number of shares under all option arrangements are summarized as follows:


                                                                                 Years ended December 31,
                                                                -----------------------------------------------------------
                                                                      2005                 2004                  2003
                                                                -----------------     ---------------       ---------------
         Outstanding at beginning of year                                464,650           2,095,150             2,472,400
         Granted                                                          69,296              19,000                 8,000
         Option price per share granted                          $         16.35       $ 12.55-14.13         $  9.11-11.66
         Cancelled                                                            --                  --                    --
         Exercisable at end of year                                      437,242             446,850             2,082,750
         Settled (1)                                                                          39,500               385,000
         Exercised                                                        56,704           1,610,000                   250
         Expired                                                              --                  --                    --
         Outstanding at end of year                                      477,242             464,650             2,095,150
         Option prices per share outstanding                     $   5.75-$16.35       $ 5.75-$14.13         $ 4.89-$11.66

(1) Pursuant to the 1999 Plan these options were settled and did not result in the issuance of any additional Common Shares.

As of December 31, 2005 the outstanding  options had a weighted average exercise
price  of  $8.08  and  a  weighted   average   remaining   contractual  life  of
approximately 5.1 years.

12.   Employee Stock Purchase and Deferred Share Plan

In 2003, the Company adopted the Acadia Realty Trust Employee Stock Purchase Plan (the "Purchase Plan"), which allows eligible employees of the Company to purchase Common Shares through payroll deductions. The Purchase Plan provides for employees to purchase Common Shares on a quarterly basis at a 15% discount to the closing price of the Company's Common Shares on either the first day or the last day of the quarter, whichever is lower. The amount of the payroll deductions will not exceed a percentage of the participant's annual compensation that the Committee establishes from time to time, and a participant may not purchase more than 1,000 Common Shares per quarter. Compensation expense will be recognized by the Company to the extent of the above discount to the average closing price of the Common Shares with respect to the applicable quarter. During 2005, 2004 and 2003, 6,412, 6,397 and 810 Common Shares, respectively, were purchased by Employees under the Purchase Plan and the associated compensation expense was $16, $15 and $1 respectively.

In August of 2004, the Company adopted a Deferral and Distribution Election pursuant to the 1999 Share Incentive Plan and 2003 Share Incentive Plan, whereby the participants elected to defer receipt of 190,487 Common Shares ("Share Units") that would otherwise be issued upon the exercise of certain options. The payment of the option exercise price was made by tendering Common Shares that the participants owned for at least six months prior to the option exercise date. The Share Units are equivalent to a Common Share on a one-for-one basis and carry a dividend equivalent right equal to the dividend rate for the Company's Common shares. The deferral period is determined by each of the participants and generally terminates after the cessation of the participants continuous service with the Company, as defined in the agreement. In December 2004, optionees exercised 346,000 options pursuant to the Deferred Share Election and tendered 155,513 Common Shares in consideration of the option exercise price. In 2004 the Company issued 155,513 Common Shares to optionees and 190,487 Share Units. During 2005 there were no additional Shared Units contributed to the plan.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


13.   Employee 401(k) Plan

The Company maintains a 401(k) plan for employees under which the Company currently matches 50% of a plan participant's contribution up to 6% of the employee's annual salary. A plan participant may contribute up to a maximum of 15% of their compensation but not in excess of $14 for the year ended December 31, 2005. The Company contributed $128, $109, and $110 for the years ended December 31, 2005, 2004 and 2003, respectively.


14.   Dividends and Distributions Payable

On November 8, 2005, the Company declared a cash dividend for the quarter ended December 31, 2005 of $0.185 per Common Share. The dividend was paid on January 13, 2006 to shareholders of record as of December 31, 2005.


15.   Federal Income Taxes

The Company has elected to qualify as a REIT in accordance with the Internal Revenue Code (the "Code") and intends at all times to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its annual REIT taxable income to its shareholders. As a REIT, the Company generally will not be subject to corporate Federal income tax, provided that distributions to its shareholders equal at least the amount of its REIT taxable income as defined under the Code. As the Company distributed sufficient taxable income for the years ended December 31, 2005, 2004 and 2003 no U.S. Federal income or excise taxes were incurred. If the Company fails to qualify as a REIT in any taxable year, it will be subject to Federal income taxes at the regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for the four subsequent taxable years. Even though the Company qualifies for taxation as a REIT, the Company is subject to certain state and local taxes on its income and property and Federal income and excise taxes on any undistributed taxable income. In addition, taxable income from non-REIT activities managed through the Company's TRS's are subject to Federal, state and local income taxes.

The primary difference between the GAAP and tax reported amounts of the Company's assets and liabilities are a higher GAAP basis in its real estate properties. This is primarily the result of assets acquired as a result of property contributions in exchange for OP Units.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


15.   Federal Income Taxes, continued

Reconciliation between GAAP Net Income and Federal Taxable Income

The following unaudited table reconciles GAAP net income to taxable income for the years ended December 31, 2005, 2004 and 2003:


                                                                              2005          2004          2003
                                                                          (Estimated)     (Actual)      (Actual)
                                                                        --------------- -------------  ------------
GAAP net income                                                          $      20,626 $      19,585  $      7,853

Less: GAAP net income of TRS                                                     1,349            --            --
                                                                        -------------------------------------------
GAAP net income from REIT operations (1)                                        19,277        19,585         7,853
Book/tax difference in depreciation and amortization                             5,163         3,438         3,828
Book/tax difference on exercise of options to purchase Common Shares               (26)       (8,970)           --
Book/tax difference on capital transactions                                        (50)       (1,354)           --
Other book/tax differences, net                                                   (748)        1,953          (326)
                                                                          ------------- -------------  ------------
REIT taxable income before dividends paid deduction                      $      23,616 $      14,652  $     11,355
                                                                          ============= =============  ============

(1) - All adjustments to GAAP net income from REIT operations are net of amounts attributable to minority interest and TRS.

Characterization of Distributions:

The Company has determined that the cash distributed to the shareholders is characterized as follows for Federal income tax purposes:


                                    For the years ended December 31,
                                    ----------------------------------
                                      2005          2004       2003
                                    ---------     ---------- ---------
Ordinary income                           95%            59%      100%
Section 1250 gain                          3%            32%        --
Return of capital                          2%             9%        --
                                    ---------     ---------- ---------
                                         100%           100%      100%
                                    =========     ========== =========

Taxable REIT Subsidiaries ("TRS")

Income taxes have been provided for on the asset and liability method as required by SFAS No. 109. The Company's TRS income and provision for income taxes for the year ended December 31, 2005 is summarized as follows:

                                                               2005
                                                           (Estimated)
                                                        ------------------
           TRS income before income taxes               $           3,458
           Less provision for income taxes:
               Federal                                              1,601
               State and Local                                        508
                                                        ------------------
               Total provision for income taxes                     2,109
                                                        ------------------
           GAAP net income TRS                          $           1,349
                                                        ==================


The Company has provided a full valuation allowance against its deferred tax asset of $247 due to the current uncertainty of its realization and as such is not included in the accompanying Consolidated Balance Sheets at December 31, 2005. This deferred tax asset relates primarily to the differences in the timing of the recognition of income/(deductions) and gain/(loss) between the GAAP and tax basis of accounting for (i) real estate joint ventures activities, (ii) capital transactions and (iii) other deductible temporary differences.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


15.   Federal Income Taxes, continued

The income tax provision differs from the amount computed by applying the statutory federal income tax rate to taxable income before income taxes as follows:

                                                                     2005
                                                                 ------------
     Federal provision at statutory tax rate (35%)               $     1,210
     State and local taxes, net of federal benefit                       330
     Tax effect of:
         Permanent differences                                           476
         Valuation allowance against deferred tax asset                  208
         Utilization of loss and deduction carry forwards               (115)
         Other                                                            31
                                                                 ------------
     Total provision for income taxes                            $     2,140
                                                                 ============


16.   Financial Instruments

Fair Value of Financial Instruments:

SFAS No. 107, "Disclosures About Fair Value of Financial Instruments" requires disclosure on the fair value of financial instruments. Certain of the Company's assets and liabilities are considered financial instruments. Fair value estimates, methods and assumptions are set forth below.

Cash and Cash Equivalents, Restricted Cash, Cash in Escrow, Rents Receivable, Notes Receivable, Prepaid Expenses, Other Assets, Accounts Payable and Accrued Expenses, Dividends and Distributions Payable, Due to Related Parties and Other Liabilities. The carrying amount of these assets and liabilities approximates fair value due to the short-term nature of such accounts.

Derivative Instruments - The fair value of these instruments is based upon the estimated amounts the Company would receive or pay to terminate the contracts as of December 31, 2005 and 2004 and is determined using interest rate market pricing models.

Mortgage Notes Payable - As of December 31, 2005 and 2004, the Company has determined the estimated fair value of its mortgage notes payable, including those relating to discontinued operations, are $235,297 and $153,612, respectively, by discounting future cash payments utilizing a discount rate equivalent to the rate at which similar mortgage notes payable would be originated under conditions then existing.


Derivative Financial Instruments:


SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" , as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As required by SFAS 133, the Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

 For derivatives designated as fair value hedges, changes in the fair value of the derivative and the hedged item related to the hedged risk are recognized in earnings. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (outside of earnings) and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. The Company assesses the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. For derivatives not designated as hedges, changes in fair value are recognized in earnings.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


16.   Financial Instruments, continued

Derivative Financial Instruments, continued


As of December 31, 2005 and 2004, no derivatives were designated as fair value hedges or hedges of net investments in foreign operations. Additionally, the Company does not use derivatives for trading or speculative purposes and currently does not have any derivatives that are not designated as hedges.




The following table summarizes the notional values and fair values of the Company's derivative financial instruments as of December 31, 2005. The notional value does not represent exposure to credit, interest rate or market risks:


            Hedge Type               Notional          Rate        Forward Start    Interest        Fair Value
                                       Value                            Date        maturity
-----------------------------------------------------------------------------------------------------------------
LIBOR Swap                                     $            4.35%           n/a          1/1/11   $          615
                                          36,778
LIBOR Swap                                20,000            4.53%           n/a         10/1/06               24
LIBOR Swap                                15,149            4.32%           n/a          1/1/07               62
LIBOR Swap                                11,719            4.11%           n/a          1/1/07               72
LIBOR Swap                                 8,730            4.47%           n/a          6/1/07               31
LIBOR Swap                                 4,640            4.71%       10/2/06          1/1/10                5
                                                                                                  ---------------
   Interest rate swap receivable                                                                  $          809
                                                                                                  ===============

LIBOR Swap                                11,410            4.90%       10/2/06         10/1/11   $          (59)
LIBOR Swap                                 8,434            5.14%        6/1/07          3/1/12             (121)
                                                                                                  ---------------
   Interest rate swap liability                                                                   $         (180)
                                                                                                  ===============


As of December 31, 2005, the derivative instruments were reported at fair value as reflected above. The interest rate swap receivable is included in Other Assets in the Consolidated Balance Sheets. As of December 31, 2004, the derivative instruments were reported at fair value as a derivative instrument liability of $2,136. As of December 31, 2005 and 2004, unrealized losses totaling $12 and $3,219, respectively, represented the fair value of the aforementioned derivatives, of which $12 and $3,180, respectively, were reflected in accumulated other comprehensive loss, and $0 and $39, respectively, as a reduction of minority interest in the Operating Partnership. For the years ended December 31, 2004 and 2003, the Company recorded in interest expense an unrealized loss of $37 and unrealized gain of $51, respectively, due to partial ineffectiveness on one of the swaps which was terminated in November 2004. The ineffectiveness resulted from differences between the derivative notional and the principal amount of the hedged variable rate debt.

The Company's interest rate hedges are designated as cash flow hedges and hedge the future cash outflows on mortgage debt. Interest rate swaps that convert variable payments to fixed payments, such as those held by the Company, as well as interest rate caps, floors, collars, and forwards are cash flow hedges. The unrealized gains and losses in the fair value of these hedges are reported on the balance sheet with a corresponding adjustment to either accumulated other comprehensive income or earnings depending on the type of hedging relationship. For cash flow hedges, offsetting gains and losses are reported in accumulated other comprehensive income. Over time, the unrealized gains and losses held in accumulated other comprehensive income will be reclassified to earnings. This reclassification occurs over the same time period in which the hedged items affect earnings.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


17.   Earnings Per Common Share

Basic earnings per share was determined by dividing the applicable net income to common shareholders for the year by the weighted average number of Common Shares outstanding during each year consistent with SFAS No. 128. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares or resulted in the issuance of Common Shares that then shared in the earnings of the Company. The following table sets forth the computation of basic and diluted earnings per share from continuing operations for the periods indicated:

                                                                                  Years ended December 31,
                                                                   ----------------------------------------------------
                                                                        2005               2004              2003
                                                                   ----------------   ---------------    --------------
Numerator:
Income from continuing operations - basic earnings per share        $       19,643    $       11,458     $       6,289
Effect of dilutive securities:
Preferred OP Unit distributions                                                  -                 -                 -
                                                                      -------------     -------------      ------------
Numerator for diluted earnings per share                                    19,643            11,458             6,289
                                                                      -------------     -------------      ------------
Denominator:
Weighted average shares - basic earnings per share                          31,949            29,341            26,640
Effect of dilutive securities:
Employee stock options                                                         265               571               592
                                                                      -------------     -------------      ------------
Dilutive potential Common Shares                                               265               571               592
                                                                      -------------     -------------      ------------
Denominator for diluted earnings per share                                  32,214            29,912            27,232
                                                                      =============     =============      ============
Basic earnings per share from continuing operations                 $         0.62    $         0.39     $        0.24
                                                                      =============     =============      ============
Diluted earnings per share from continuing operations               $         0.61    $         0.38     $        0.23
                                                                      =============     =============      ============

The weighted average shares used in the computation of basic earnings per share include unvested restricted shares (Note 11) and Share Units (Note 12) that are entitled to receive dividend equivalent payments. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on this same basis and reflected as minority interest in the accompanying consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.


18.  Summary of Quarterly Financial Information (unaudited)

The quarterly results of operations of the Company for the years ended December 31, 2005 and 2004 are as follows:


                                                                                           Restated
                                                    March 31,        June 30,   September 30,    December 31,       Total for
                                                      2005             2005          2005            2005               Year
                                                 -------------- --------------- ---------------------------------  ----------------
Revenue                                           $     23,776    $     24,298   $      27,818  $         24,914   $       100,806
Income from continuing operations                 $      4,013    $      4,485   $       6,714  $          4,431   $        19,643
Income (loss) from discontinued operations        $        432    $       (140)  $         511  $            180   $           983
Net income                                        $      4,445    $      4,345   $       7,225  $          4,611   $        20,626
Net income per Common Share - basic:
   Income from continuing operations              $       0.13    $       0.14   $        0.21  $           0.14   $          0.62
   Income (loss) from discontinued operations             0.01            0.00            0.02              0.00              0.03
                                                   ------------    ------------   -------------  ----------------  ----------------
   Net income                                     $       0.14    $       0.14   $        0.23  $           0.14   $          0.65
                                                   ============    ============   =============  ================  ================
Net income per Common Share -
diluted:
   Income from continuing operations              $       0.13    $       0.14   $        0.20  $           0.14   $          0.61
   Income (loss) from discontinued operations             0.01            0.00            0.02              0.00              0.03
                                                   ------------    ------------   -------------  ----------------  ----------------
   Net income                                     $       0.14    $       0.14   $        0.22  $           0.14   $          0.64
                                                   ============    ============   =============  ================  ================
Cash dividends declared per Common
Share                                             $     0.1725    $     0.1725   $      0.1725  $          0.185   $        0.7025
Weighted average Common Shares
outstanding:
   Basic                                            31,867,185      31,898,644      32,008,982        32,017,316        31,948,610
   Diluted                                          32,139,833      32,144,529      32,706,201        32,293,926        32,214,231

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


18.  Summary of Quarterly Financial Information (unaudited), continued


                                              March 31,           June 30,        September 30,     December 31,      Total for
                                                 2004               2004              2004              2004            Year
                                          ----------------- ------------------ ------------------------------------  --------------
Revenue                                    $        21,190    $        21,242   $         21,369  $         23,281   $      87,082
Income from continuing operations          $         2,597    $         3,466   $          2,568  $          2,827   $      11,458
Income from discontinued operations        $           253    $           298   $            327  $          7,249   $       8,127
Net income                                 $         2,850    $         3,764   $          2,895  $         10,076   $      19,585
Net income per Common Share - basic
   Income from continuing operations       $          0.09    $          0.12   $           0.09  $           0.09   $        0.39
   Income from discontinued operations                0.01               0.01               0.02              0.24            0.28
                                          ----------------- ------------------ ------------------------------------  --------------
   Net income                              $          0.10    $          0.13   $           0.11  $           0.33   $        0.67
                                          ================= ================== ====================================  ==============
Net income per Common Share - diluted
   Income from continuing operations       $          0.09    $          0.12   $           0.08  $           0.09   $        0.38
   Income from discontinued operations                0.01               0.01               0.02              0.23            0.27
                                          ----------------- ------------------ ------------------------------------  --------------
Net income                                 $          0.10    $          0.13   $           0.10  $           0.32   $        0.65
                                          ================= ================== ====================================  ==============
Cash dividends declared per Common
   Share                                   $          0.16    $          0.16   $           0.16  $         0.1725   $      0.6525
Weighted average Common Shares
outstanding:
   Basic                                        27,890,065         29,333,184         29,459,175        30,665,688      29,340,992
   Diluted                                      28,763,751         29,793,310         29,953,528        31,645,852      29,912,405


19. Commitments and Contingencies

Under various Federal, state and local laws, ordinances and regulations relating to the protection of the environment, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of certain hazardous or toxic substances disposed, stored, generated, released, manufactured or discharged from, on, at, under, or in a property. As such, the Company may be potentially liable for costs associated with any potential environmental remediation at any of its formerly or currently owned properties.

The Company conducts Phase I environmental reviews with respect to properties it acquires. These reviews include an investigation for the presence of asbestos, underground storage tanks and polychlorinated biphenyls (PCBs). Although such reviews are intended to evaluate the environmental condition of the subject property as well as surrounding properties, there can be no assurance that the review conducted by the Company will be adequate to identify environmental or other problems that may exist. Where a Phase II assessment is so recommended, a Phase II assessment was conducted to further determine the extent of possible environmental contamination. In all instances where a Phase I or II assessment has resulted in specific recommendations for remedial actions, the Company has either taken or scheduled the recommended remedial action. To mitigate unknown risks, the Company has obtained environmental insurance for most of its properties, which covers only unknown environmental risks.

The Company believes that it is in compliance in all material respects with all Federal, state and local ordinances and regulations regarding hazardous or toxic substances. Management is not aware of any environmental liability that they believe would have a material adverse impact on the Company's financial position or results of operations. Management is unaware of any instances in which it would incur significant environmental costs if any or all properties were sold, disposed of or abandoned. However, there can be no assurance that any such non-compliance, liability, claim or expenditure will not arise in the future.

For the year ended December 31, 2004, the Company accrued a reserve for $730 related to flood damage incurred at one of its properties. Under the terms of the Company's insurance policy, a maximum deductible of approximately $730 would apply in the event the flood damage was the direct result of a "named" storm. During the first quarter of 2005, the Company reduced the reserve by $480 due to the settlement of the insurance claim.

The Company is involved in various matters of litigation arising in the normal course of business. While the Company is unable to predict with certainty the amounts involved, the Company's management and counsel are of the opinion that, when such litigation is resolved, the Company's resulting liability, if any, will not have a significant effect on the Company's consolidated financial position or results of operations.

                      ACADIA REALTY TRUST AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    Retrospectively Adjusted (dollars in thousands, except per share amounts)


20. Subsequent Events

On January 4, 2006, the institutional investors of Fund I merged their 78% interest in the Brandywine Portfolio into affiliates of GDC Properties Incorporated ("GDC") in exchange for cash. The Company merged its 22% share of the Brandywine Portfolio into GDC in exchange for a 22% interest in GDC. Prior to the closing of this transaction, the Company provided $17.6 million of mortgage financing to GDC secured by certain properties within the Brandywine Portfolio.

                               ACADIA REALTY TRUST
              SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                            Retrospectively Adjusted
                                December 31, 2005

------------------------------------------------------------------------------------------------------------------------------------

                                                      Costs capitalized
                                                         Subsequent                                                  Date of
                                           Buildings &       to             Buildings &            Accumulated     Acquisition (a)
      Description  Encumbrances    Land    Improvements  Acquisition  Land  Improvements  s  Total  Depreciation   Construction(c)
------------------------------------------------------------------------------------------------------------------------------------
Shopping Centers
Crescent Plaza        $    17,600   $  7,425 $   7,425       822 $   1,147 $   8,247     $   9,394     4,344        1984(a)
Brockton, MA
New Loudon Center          15,000        505     4,161    10,840       505    15,001        15,506     8,024        1982(a)
Latham, NY
Ledgewood Mall             23,669        619     5,434    34,693       619    40,127        40,746    26,387        1983(a)
Ledgewood, NJ
Mark Plaza                   --         --       4,268     4,765      --       9,033         9,033     5,709        1968(c)
Edwardsville, PA
Blackman Plaza               --          120      --       1,599       120     1,599         1,719       587        1968(c)
Wilkes-Barre, PA
Plaza 422                    --          190     3,004       720       190     3,724         3,914     2,714        1972(c)
Lebanon, PA
Route 6 Mall                 --         --        --      12,695     1,664    11,031        12,695     4,262        1995(c)
Honesdale, PA
Bartow Avenue                --        1,691     5,803        44     1,691     5,847         7,538       133        2002(c)
Bronx, NY
Amboy Rd. Shopping Ctr       --         --      11,909      --        --      11,909        11,909       145        2005(a)
Staten Island, NY
Abington Towne Center          (1)       799     3,197     1,994       799     5,191         5,990     1,182        1998(a)
Abington, PA
Bloomfield Town Square         (2)     3,443    13,774     4,684     3,443    18,458        21,901     3,561        1998(a)
Bloomfield Hills, MI
Walnut Hill Plaza              (2)     3,122    12,488       844     3,122    13,332        16,454     2,983        1998(a)
Woonsocket, RI
Elmwood Park Plaza         34,600      3,248    12,992    14,765     3,800    27,205        31,005     5,178        1998(a)
Elmwood Park, NJ
Merrillville Plaza         12,936      4,288    17,152     1,199     4,288    18,351        22,639     3,723        1998(a)
Hobart, IN
Marketplace of Absecon         (2)     2,573    10,294     2,467     2,573    12,761        15,334     2,501        1998(a)
Absecon, NJ

                               ACADIA REALTY TRUST
              SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                            Retrospectively Adjusted
                                December 31, 2005


------------------------------------------------------------------------------------------------------------------------------------

                                                      Costs capitalized
                                                         Subsequent                                                  Date of
                                           Buildings &       to             Buildings &            Accumulated     Acquisition (a)
      Description  Encumbrances    Land    Improvements  Acquisition  Land  Improvements  s  Total  Depreciation   Construction(c)
------------------------------------------------------------------------------------------------------------------------------------
Hobson West Plaza                  $      (3) $    1,793   $    7,172   $     687  $   1,793   $    7,859 $   9,652 $  1,700 1998(a)
  Naperville, IL
Smithtown Shopping Center             10,082      3,229       12,917       1,230      3,229       14,147    17,376    3,173  1998(a)
  Smithtown, NY
Town Line Plaza                                     878        3,510       7,049        909       10,528    11,437    6,304  1998(a)
  Rocky Hill, CT
Branch Shopping Center                   (1)      3,156       12,545         619      3,156       13,164    16,320    2,523  1998(a)
  Village of the
    Branch, NY
The Methuen Shopping Center              (1)        956        3,826           -        956        3,826     4,782      705  1998(a)
  Methuen, MA
Gateway Shopping Center                  (1)      1,273        5,091      11,517      1,273       16,608    17,881    1,851  1999(a)
  Burlington, VT
Mad River Station                          -      2,350        9,404         419      2,350        9,823    12,173    1,763  1999(a)
  Dayton, OH
Pacesetter Park Shopping Center       12,500      1,475        5,899         971      1,475        6,870     8,345    1,223  1999(a)
  Ramapo, NY
239 Greenwich                         15,894      1,817       15,846         359      1,817       16,205    18,022    2,761  1999(c)
  Greenwich, CT
Residential Properties
Gate House, Holiday House, Tiger      10,588      2,312        9,247       3,092      2,312       12,339    14,651    3,053  1998(a)
Village
  Columbia, MO
Village Apartments                       (2)      3,429       13,716       2,727      3,429       16,443    19,872    3,769  1998(a)
  Winston Salem,
   NC
Colony Apartments                      5,294      1,118        4,470       1,522      1,118        5,992     7,110    1,487  1998(a)
  Columbia, MO
Brandywine Town Center                52,655     16,398       65,639      28,001     21,992       88,046   110,038    5,145  2003(a)
 Wilmington, DE
Market Square                         17,467      3,840       15,361       2,102      4,259       17,044    21,303    1,236  2003(a)
 Wilmington, DE
Amherst Marketplace                    5,102      1,534        6,144           -      1,534        6,144     7,678      583  2002(a)

Sheffield Crossing                     7,508      2,049        7,557          46      2,049        7,603     9,652      619  2002(a)

Granville Center                       5,571      2,186        8,744          59      2,186        8,803    10,989      751  2002(a)

Kroger/Safeway                        19,685          -       48,938           -          -       48,938    48,938   16,780  2003(a)
 Various
400 E. Fordham Road                   18,000     11,144       18,010       2,567     12,012       19,709    31,721      567  2004(a)
 Bronx, NY
Sherman Avenue                        19,000     25,267            -          62     25,267           62    25,329        -  2005(a)
 New York, NY
216th Street                           4,900      7,313            -          20      7,313           20     7,333        -  2005(a)
 New York, NY
161st Street                          12,064     16,679       28,410           -     16,679       28,410    45,089      296  2005(a)
 Bronx, NY
Oakbrook                                   -          -        6,906           -          -        6,906     6,906       97  2005(a)
 Oakbrook, IL
Undeveloped land                                                             250        250                    250
Properties under development
                                           -          -            -       1,282          -        1,282     1,282        -  2005(a)
                                   ---------- ----------   ----------   ---------  ---------   ---------- --------- --------
                                  $  386,602 $  131,941   $  421,253   $ 156,712  $ 141,319       568,587 $ 709,906  127,819
                                   ========== ==========   ==========   =========  =========   =========== ======== ========

                               ACADIA REALTY TRUST
                              NOTES TO SCHEDULE III
                            Retrospectively Adjusted
                                December 31, 2005




1. These properties serve as collateral for the financing with Bank of America, FA in the amount of $44,485 (Note 6) 2. These properties serve as collateral for the financing with Bank of America, NA in the amount of $22,000 (Note 6). 3. Depreciation and investments in buildings and improvements reflected in the statements of income is calculated over the estimated useful life of the assets as follows:


                 Buildings                 30 to 40 years
                 Improvements              Shorter of lease term or useful life


4. The aggregate gross cost of property included above for Federal income tax purposes was $373,098 as of December 31, 2005. 5. (a) Reconciliation of Real Estate Properties:


The following table reconciles the real estate properties from January 1, 2003 to December 31, 2005:


                                                                   For the year ended December 31,
                                                               2005             2004              2003
                                                          ---------------  ---------------   ---------------
         Balance at beginning of year                     $      599,358   $      541,892    $      375,149

         Other improvements                                       12,700            6,909            13,568
         Reclassification of tenant improvement activities            --              845                --
         Property Acquired                                        97,848           49,912           153,175
                                                          ---------------  ---------------   ---------------
         Balance at end of year                           $      709,906   $      599,558    $      541,892
                                                          ===============  ===============   ===============



    (b) Reconciliation of Accumulated Depreciation:

The following table reconciles accumulated depreciation from January 1, 2003 to December 31, 2005:

                                                                     For the year ended December 31,
                                                                2005                2004               2003
                                                          -----------------   -----------------   ---------------
         Balance at beginning of year                     $        106,924    $         86,337    $       64,454
         Reclassification of tenant improvement activities              --                 660                --
         Depreciation related to real estate                        20,895              19,927            21,883
                                                          -----------------   -----------------   ---------------
         Balance at end of year                           $        127,819    $        106,924    $       86,337
                                                          =================   =================   ===============